UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Atlantic Union Bankshares Corporation
Richmond, Virginia
March 23, 2021
Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation. The meeting will be held on Tuesday, May 4, 2021 at 10:00 a.m., Eastern Time. Our priority remains the safety of our shareholders, teammates and community. In response to the public health concerns regarding the COVID-19 pandemic, the meeting will be a virtual meeting held on the internet. There will be no physical location for the meeting. The meeting can be accessed at: www.meetingcenter.io/261418493, where you will be able to attend the meeting, submit questions and vote. For more information on how to attend the Annual Meeting, please see the instructions in the accompanying proxy statement, beginning on page 1.
Shareholders will be asked:
1.
to elect five directors to serve until the 2022 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;

2.
to approve the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan;

3.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

4.
to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and

5.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

You will find information regarding these matters in the accompanying proxy statement.
You may vote your shares in advance by Internet, telephone or regular mail, or in person at the Annual Meeting if you have your control number. On or about March 23, 2021, we mailed our shareholders a notice containing instructions on how to obtain the proxy statement and the 2020 Annual Report to Shareholders on the Internet and how to vote their shares over the Internet. You may read, print and download the proxy statement and 2020 Annual Report to Shareholders at http://www.edocumentview.com/AUB. You may request paper copies of these materials as well by following the instructions on the notice. If you receive a proxy card, it also contains instructions regarding how to vote in advance by Internet, telephone or regular mail or in person at the Annual Meeting if you have your control number. For purposes of the proxy statement, shareholders who attend the Annual Meeting virtually will be considered to be attending the Annual Meeting “in person.”
At the Annual Meeting, we will report to you about the condition and performance of Atlantic Union Bankshares Corporation, its subsidiaries, and affiliates. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders.
Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting. We value your continued support and loyalty. Thank you.
Very truly yours,
John C. Asbury
President and Chief Executive Officer

Atlantic Union Bankshares Corporation
1051 East Cary Street, Suite 1200
Richmond, Virginia 23219
NOTICE OF ANNUAL MEETING
The Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 4, 2021 at 10:00 a.m., Eastern Time, as a virtual meeting held on the internet. Shareholders will be able to attend the Annual Meeting, vote their shares electronically and submit questions prior to and during the meeting. The Annual Meeting can be accessed at: www.meetingcenter.io/261418493. The password for the meeting is “AUB2021.”
The Annual Meeting will be held for the following purposes:
1.
to elect five directors to serve until the 2022 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;

2.
to approve the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan;

3.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

4.
to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and

5.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Information about these matters may be found in the accompanying proxy statement.
All shareholders of record of the Company’s common stock at the close of business on March 10, 2021 are entitled to notice of and to vote at the meeting and any adjournments thereof.
YOUR VOTE IS IMPORTANT. YOU HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE BY SUBMITTING YOUR PROXY.
YOU MAY SUBMIT YOUR PROXY AND VOTE YOUR SHARES:
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BY EXECUTING AND RETURNING THE PROXY CARD AS DIRECTED ON THE PROXY CARD; OR

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BY VOTING BY TELEPHONE OR OVER THE INTERNET. TO VOTE BY TELEPHONE, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD. TO VOTE BY INTERNET, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY RECEIVED IN THE MAIL.

IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PREVIOUSLY SUBMITTED PROXY AND VOTE IN PERSON ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

If your shares of the Company’s common stock are held through a bank, broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If you plan to vote in person at the Annual Meeting and your shares are held by a bank, broker or other shareholder of record, please follow the instructions in the accompanying proxy statement, beginning on page 2.
By Order of the Board of Directors,
Rachael R. Lape
General Counsel/Corporate Secretary
March 23, 2021

ATLANTIC UNION BANKSHARES CORPORATION
PROXY STATEMENT

i

Atlantic Union Bankshares Corporation
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 4, 2021
GENERAL
The Board of Directors (the “Board of Directors” or the “Board”) of Atlantic Union Bankshares Corporation (the “Company”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2021 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 4, 2021 at the time and place set forth in the accompanying notice of annual meeting of shareholders. The proxies also may be voted at any adjournments or postponements of such meeting.
The mailing address of the Company’s principal executive offices is 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.
This proxy statement is being furnished to shareholders beginning on March 23, 2021. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this proxy statement over the Internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of this proxy statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2021 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the Internet and vote. The Notice of Internet Availability was first mailed to shareholders on March 23, 2021. By furnishing proxy materials over the Internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the Internet, by telephone or mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2021

A complete set of proxy materials relating to the Annual Meeting is available on the Internet. These materials, including the notice of annual meeting, proxy statement and the 2020 Annual Report & Form 10-K (the “2020 Annual Report to Shareholders”), may be viewed at: http://www.edocumentview.com/AUB.

Attending the Annual Meeting
In light of the COVID-19 pandemic, the Board of Directors, after careful consideration, has decided that the Annual Meeting will be a completely virtual meeting of shareholders, conducted exclusively online via a live audio-only webcast, in order to protect the health and safety of our shareholders, teammates and community. There will be no physical location for the Annual Meeting. The Annual Meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting. The Annual Meeting can be accessed at: www.meetingcenter.io/261418493. The password for the meeting is “AUB2021.”
If you were a shareholder as of the close of business on March 10, 2021, the record date for the Annual Meeting, and you have your control number, you may vote and ask questions during the Annual Meeting by following the instructions below. For registered shareholders, the control number can be found on your proxy card or notice. If you hold your shares through a bank, broker or other shareholder of record, you must register in advance to vote and ask questions during the Annual Meeting by following the instructions below.

If you do not have your control number, you may attend the Annual Meeting as a guest (non-shareholder), but you will not have the option to vote your shares or ask questions during the Annual Meeting.
The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time to provide ample time for logging in. If you have difficulties logging into the Annual Meeting, you can utilize the technical resources available on the log-in webpage for the Annual Meeting at www.meetingcenter.io/261418493 or contact investor.relations@atlanticunionbank.com for technical assistance.
If there are any technical issues in convening or hosting the Annual Meeting, we will promptly post information to the Company’s website, www.investors.atlanticunionbank.com, under the Company Info tab and the heading “Annual Meeting and Proxy Statement,” including information on when the Annual Meeting will be reconvened.
Voting at the Annual Meeting
All properly executed written proxies and all properly completed proxies submitted by telephone or Internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting (as described below). Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote during the meeting.
If you are a registered shareholder, you may vote during the Annual Meeting using your control number found on your proxy card or notice.
If you hold your shares through a bank, broker or other shareholder of record, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you.
If you hold your shares in street name, you must register in advance to vote during the Annual Meeting. To register, you must first obtain a legal proxy from your bank, broker or other shareholder of record and email proof of your legal proxy, either as a forwarded email from your bank, broker or other shareholder of record, or attached image of your legal proxy, reflecting the number of shares of Company common stock you held as of the record date, along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, April 29, 2021. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the Annual Meeting.
Questions
Shareholders may submit questions either before or during the Annual Meeting by logging into the Annual Meeting using your control number and following the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Our Company representative will facilitate the process by posing questions to our management team. Questions or comments that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to the Company’s website following the meeting.

Revocation of Proxies
Any shareholder who has submitted a valid proxy may revoke it by attending the Annual Meeting and voting during the meeting, or by submitting a new, valid proxy bearing a later date, by submitting a new, valid later proxy by telephone or Internet, or by submitting written notice of revocation to the Corporate Secretary addressed to Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, in each case prior to the start of the Annual Meeting. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting. Note that virtual attendance at the Annual Meeting does not in and of itself constitute a revocation of a proxy.
If your shares are held through a bank, broker or other shareholder of record and you wish to revoke your proxy or change your vote, you should contact that organization.
Voting Rights of Shareholders
Only shareholders of record of the Company’s common stock at the close of business on March 10, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 10, 2021, there were 78,974,524 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business. Holders of the Company’s depositary shares, each representing a 1/400th interest in a share of 6.875% perpetual non-cumulative preferred stock, Series A (the “Depositary Shares”) are not entitled to notice of or to vote at the Annual Meeting.
Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder of record has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.
The amended and restated bylaws of the Company provide for a “majority vote” standard in uncontested director elections. Accordingly, with regard to the election of directors, votes may be cast in favor or against a nominee, or shareholders may abstain from voting. If a quorum is present, each of the five nominees for director who receives more votes cast in favor than against at the Annual Meeting, in person or by proxy, will be elected as a director; therefore, abstentions and “broker non-votes” will have no effect on the outcome of the election. If a nominee who is an incumbent director is not elected under this standard, he or she must offer his or her resignation promptly to the Board pursuant to the Company’s Director Resignation Policy, and the Board will then determine whether to accept or reject the offered resignation or whether to take other action. The Company maintains a “plurality vote” standard in contested director elections (i.e., where the number of nominees exceeds the number of directors to be elected).
For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (including the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan,the non-binding advisory vote to approve executive compensation and the ratification of the Company’s independent registered public accountant) requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.
Routine and Non-Routine Proposals
If you own shares that are held in street name, meaning through a broker, bank, or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote your shares on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no “broker non-votes” are expected to occur in connection with Proposal No. 3. The election of five directors (Proposal No. 1), the proposal to approve the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan(Proposal No. 2), and the non-binding advisory vote to approve the Company’s executive compensation (Proposal No. 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore “broker non-votes” may occur in connection with Proposals No. 1, 2 and 4.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Board of Directors by mail and electronic notice and access to the Internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company has engaged Regan & Associates, Inc. to assist the Company in the solicitation of proxies for the Annual Meeting for a fee of approximately $18,000 plus expenses.

PROPOSAL 1 — ELECTION OF FIVE DIRECTORS
Prior to the 2020 annual meeting of shareholders, the Board was divided into three classes with three-year terms expiring in 2020 (Class III), 2021 (Class I), and 2022 (Class II). At the 2020 annual meeting, shareholders approved an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board and provide for the annual election of directors beginning at this Annual Meeting.
The declassification did not affect the unexpired three-year terms of directors elected prior to the 2020 annual meeting of shareholders. In accordance with the amendment to the Company’s articles of incorporation, the declassification of the Board is being phased in commencing with the Annual Meeting and will result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2023 annual meeting of shareholders.
The table below summarizes the implementation of the declassification of the Board:
Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2020 – Class III Directors	Three Years	2023
2021 – Class I Directors	One Year	2022
2022 – Former Class I and Class II Directors	One Year	2023
2023 and thereafter – All Directors (No Classes)	One Year	One Year Later
If a vacancy occurs prior to the Board being fully declassified, the new Board member (if any) will be appointed to fill the remaining portion of the term of the individual who has departed the Board.
The terms of office for five Class I directors of the Company, all currently serving as directors, will expire at the Annual Meeting. All such directors have been nominated for election to continue serving as directors and, if elected, each nominee will serve as an unclassified director until the 2022 annual meeting of shareholders or his mandatory retirement date as established by the Company’s bylaws, whichever date is earlier.
The Company’s bylaws provide that no director may serve on the Board after the annual meeting following his or her 72nd birthday, other than those directors the Board has determined to be exempt from the mandatory retirement provision. The Board believes a mandatory retirement age of 72 allows valuable, experienced directors with deep knowledge of the operations of the Company and a thorough understanding of the Company’s history, policies and objectives to serve without unnecessary early retirement, thereby allowing the Company to be more competitive. Tayloe Murphy, Jr., a Class II director, is the only director exempt from such provision.
Unless otherwise indicated, a submitted proxy will be voted for the election of all of the nominees for director. If for any reason any nominee for director should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.
Each of the five nominees for director receiving more in favor than against votes cast, in person or by proxy, at the Annual Meeting will be elected. If any of the nominees for director is not elected to the Board of Directors, he must offer his resignation promptly to the Board pursuant to the Company’s Director Resignation Policy, and the Board will then determine whether to accept or reject the offered resignation, or whether to take other action.
Members of the Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These may include, for example, financial, operational, management, risk management, technological, legal and other relevant skills, as well as varying experience, age, perspective, residence, and background.
The Board of Directors believes that each nominee’s qualifications, credentials and business experience, set forth below, provide the reasons why he should continue to serve as a director of the Company.

Nominees for Directors (Nominated to serve until the 2022 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier):
Thomas P. Rohman, 66, Midlothian, Virginia; Partner at McGuireWoods, LLP, a global law firm headquartered in Richmond, Virginia where he has practiced law since 1983; Chairman of the board of directors of Carpenter Co., an international producer of comfort cushioning products; also currently serves on the board of directors of Estes Express Lines, a national Less Than Truckload (LTL) freight shipping company, Lansing Building Products, Inc., a national supplier of exterior building products, and Ukrop’s Threads, a custom apparel and uniform manufacturer; Vice-Chairman of the board of directors of Feed More, Inc., a hunger relief organization operating the central Virginia food bank, Meals on Wheels, and Community Kitchen; received his undergraduate degree from the University of Notre Dame, his law degree from Michigan State University College of Law, and his LL.M. from New York University School of Law. Mr. Rohman is also a certified public accountant. Mr. Rohman joined the Company’s Board of Directors in 2013.
Thomas G. Snead, Jr., 67, Richmond, Virginia; retired; formerly President and Chief Executive Officer of Wellpoint Inc., Southeast Region, a managed care and health insurance company from December 2004 through January 2006; President of Anthem Southeast, a subsidiary of Anthem, Inc. from July 2002 to December 2004; Chairman and Chief Executive Officer of Trigon Healthcare, Inc. (“Trigon”), a managed healthcare company from April 2000 through July 2002; served in other various positions for Trigon, including President and Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and as a director of Trigon; served on the board of directors of LandAmerica Financial Group Inc. and its executive, executive compensation, corporate governance and audit committees, the last of which he served as chairman; currently serves on the boards of directors of Tredegar Corporation, where he serves on the audit committee as chairman, and CSA Medical, Inc., a privately-held medical device company, community organization, the Virginia Commonwealth University (“VCU”) School of Business Foundation; served as a director of Xenith Bankshares, Inc. (“Xenith”) from July 2016 until the Company’s acquisition of Xenith in 2018 (the “Xenith Merger”); served as the Chairman of the Board of Xenith prior to its merger with Hampton Roads Bankshares, Inc. (“Legacy Xenith”) and had served as a director of Legacy Xenith since May 1, 2013; received his B.S. degree in Accounting from VCU. Mr. Snead was appointed to the Company’s Board of Directors in January 2018 in connection with the Xenith Merger.
Ronald L. Tillett, 65, Midlothian, Virginia; Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc. since 2001; State Treasurer of the Commonwealth of Virginia from 1991 to 1996; Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001; member of the Christopher Newport University Foundation since 2016; member of the Governor’s Advisory Council on Revenue Estimates since 2018; member of the Commonwealth Debt Capacity Advisory Committee since 2010; member of the Board of Trustees of National Institute of Public Finance, Pepperdine University since 2014; holds FINRA Series 7, 50, 52, 53, 54, 63, 79, 99 securities licenses and the SEC Securities Industry Examination; received his B.S. degree from VCU. Mr. Tillett joined the Company’s Board of Directors in 2003.
Keith L. Wampler, 63, Fredericksburg, Virginia; Partner at PBMares, LLP, a regional certified public accounting firm with twelve offices in Virginia, Maryland and North Carolina; Chairman of the firm’s Board of Directors since 2013; former managing partner of predecessor firm 2001 — 2012; advisory member of the Board of Directors of Hilldrup, a private company; founding board member of the Community Foundation of the Rappahannock River Region; former member of the Board of Directors of StellarOne Bank; received his B.S. degree from Bridgewater College. Mr. Wampler joined the Company’s Board of Directors in 2014.
F. Blair Wimbush, 65, Virginia Beach, Virginia; retired; former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern Corporation (“Norfolk Southern”) from November 2007 to May 2015; Vice President-Real Estate from 2004 to 2007 and Senior General Counsel, General Counsel-Operations and various legal positions from 1980 to 2004 of Norfolk Southern; Chairman of the Board at the University of Virginia Law School Foundation, Commissioner and Vice Chairman of the Virginia Port Authority and member of the Board of the Virginia Environmental Endowment; received a B.A. in political science from the University of Rochester, and a J.D. from the University of Virginia School of Law; attended the Norfolk Southern Management Development program, Duke University Fuqua School of Business and completed the Advanced Management Program at the Harvard Business School. Mr. Wimbush joined the Company’s Board of Directors in 2018.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTIONS OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.
Information About Directors Whose Terms Do Not Expire This Year
Class II Directors
Class II directors are elected to serve until the 2022 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.
John C. Asbury, 55, Richmond, Virginia; Chief Executive Officer (sometimes referred to as “CEO”) of the Company since January 2017 and President since October 2016; Chief Executive Officer of Atlantic Union Bank (“Atlantic Union Bank” or the “Bank”), the Company’s wholly owned bank subsidiary, since October 2016 and President of the Bank from October 2016 until September 2017 and May to September 2018; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014, after joining Regions Bank in March 2008 as Business Banking Division Executive; Senior Vice President at Bank of America in a variety of roles; received his B.S. degree in Business from Virginia Polytechnic Institute and State University (“Virginia Tech”)and his M.B.A. from The College of William & Mary. Mr. Asbury joined the Company’s Board of Directors in 2016.
Patrick E. Corbin, 66, Chesapeake, Virginia; Managing Shareholder of Corbin & Company, P.C. since 1983 and CPA since 1979; a member of professional organizations including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Chapter of the Virginia Society of Certified Public Accountants; director and past chairman of the Chesapeake Alliance; designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002- 2012; served as Chairman of the Board of Directors of Xenith and was a director of Xenith from 2009 until the Xenith Merger; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in Accounting from Virginia Tech. Mr. Corbin was appointed to the Company’s Board of Directors in January 2018 in connection with the Xenith Merger.
Daniel I. Hansen, 64, Fredericksburg, Virginia; former Corporate Vice President and Corporate Secretary of DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency, for 37 years, until the sale of the business in November 2015; Chairman of the Board of Directors of Union Bank and Trust Company from 2003 to 2007; first elected to the Board of Directors of Union Bank and Trust Company in 1987; also served as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc. until October 2018; Treasurer and member of the Board of the Community Foundation of the Rappahannock River Region; received his B.S. degree from Virginia Tech. Mr. Hansen joined the Company’s Board of Directors in 2007.
Jan S. Hoover, 64, Fishersville, Virginia; President of Arehart Associates, Ltd., an accounting services and financial consulting company; more than 40 years of experience providing auditing, accounting, income taxation, and consulting services; qualifies as an audit committee financial expert under SEC regulations; former member of the Board of Directors of StellarOne Bank; received her B.S. degree from the University of Virginia. Ms. Hoover joined the Company’s Board of Directors in 2014.
W. Tayloe Murphy, Jr., 88, Warsaw, Virginia; Attorney; Secretary of Natural Resources of the Commonwealth of Virginia from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Board of Directors of Northern Neck State Bank in 1966; Honorary Trustee of The Menokin Foundation, the Garden Club of Virginia and the Alliance for The Chesapeake Bay; received the 2019 Outstanding Virginians Award created by the General Assembly of Virginia; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia. Mr. Murphy joined the Company’s Board of Directors at its inception in 1993.

Class III Directors
Class III directors are elected to serve until the 2023 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.
Frank Russell Ellett, 54, Roanoke, Virginia; President of Excel Truck Group or a predecessor company, a dealer and distributor for Freightliner and Mack trucks and Wabash National trailers with offices in Virginia, North Carolina and South Carolina since 2002; Norfolk Southern in a variety of roles from 1993 to 1997; Supply Corps officer in the United States Navy from 1989 to 1991; past Chairman of the Business Council of the Roanoke/Blacksburg Region; board member of the Virginia and South Carolina Trucking Associations; member of the Virginia Western Community College Foundation Board and the North Cross School Board of Trustees; received his B.A. in English from the University of Virginia and his M.B.A. from the Darden School of Business at the University of Virginia. Mr. Ellett joined the Company’s Board of Directors in 2019.
Gregory L. Fisher, 71, Madison, Virginia; former President and Owner of Eddins Ford, Inc., an automobile dealership; served on the Virginia Student Aid Foundation Board of the University of Virginia; served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board; former member of the Board of Directors of StellarOne Bank; received a certification in business from the Jefferson Professional Institute. Mr. Fisher joined the Company’s Board of Directors in 2014.
Patrick J. McCann, 64, Charlottesville, Virginia; retired; former Chief Financial Officer of University of Virginia Foundation from 2009 to 2020; Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 of Barnett Banks, Inc.; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in accounting from Florida State University. Mr. McCann joined the Company’s Board of Directors in 2004.
Alan W. Myers, 70, Culpeper, Virginia; retired; former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states; former member of the Board of Directors of StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; also served as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc. until October 2018; received his B.A. degree in political science from Virginia Tech. Mr. Myers joined the Company’s Board of Directors in 2014.
Linda V. Schreiner, 61, Richmond, Virginia; Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and ventures businesses since 2016; Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016; member of the Darden School of Business Corporate Advisory Board at the University of Virginia from 2014 to 2017; Chair of the Board of Directors of Virginia War Memorial Foundation since January 2020 and member of that Board since 2009; past President of ChildSavers Board of Directors from 2014 to 2016 and member of that Board since 2008; member of the Executive Committee of Venture Richmond from 2006 to 2014; Vice Chairman of the Board of Directors for the VCU Rice Center until 2012 and member of that Board from 2008 to 2016; Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1997 to 1999; Vice President of Signet Banking Corporation from 1988 to 1997; received her B.A. degree from the University of Georgia and Masters of Education from the University of Vermont. Ms. Schreiner joined the Company’s Board of Directors in 2012.
Retiring Directors
Beverley E. Dalton reached the mandatory retirement age applicable to directors as established by the Company’s bylaws in 2020. Accordingly, Ms. Dalton will retire from the Company’s Board of Directors effective at the Annual Meeting. Ms. Dalton has served as a director of the Company since 2014.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ATLANTIC UNION BANKSHARES CORPORATION STOCK AND INCENTIVE PLAN
The Company is asking shareholders to approve the Atlantic Union Bankshares Corporation Stock and Incentive Plan, as amended and restated May 4, 2021 (also referred to in this proxy statement as the “2021 Amended and Restated SIP” or the “plan”). The plan was originally adopted as the Union First Market Bankshares Corporation 2011 Stock Incentive Plan (the “2011 SIP”), which was approved by shareholders on April 26, 2011. The 2011 SIP was amended and restated as the Union Bankshares Corporation Stock and Incentive Plan, which was approved by shareholders on April 21, 2015, and which was further amended by the Board of Directors effective May 20, 2019, to change the name of the plan to the Atlantic Union Bankshares Corporation Stock and Incentive Plan (as so amended, the “AUB SIP”). The 2021 Amended and Restated SIP was adopted by the Board of Directors, subject to shareholder approval, on February 23, 2021, based on the recommendation of the Compensation Committee of the Board of Directors. If approved by the shareholders, the 2021 Amended and Restated SIP will become effective as of May 4, 2021.
The Board of Directors recommends that you vote for the approval of the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan.
The more significant features of the 2021 Amended and Restated SIP are described below. The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2021 Amended and Restated SIP. To aid your understanding, the full text of the 2021 Amended and Restated SIP, as proposed for approval by shareholders, is provided in Appendix A to this proxy statement. In addition, a copy is available online as part of the Company’s proxy statement as filed with the SEC. The SEC’s website address is http://www.sec.gov.
Summary of Amendments
The 2021 Amended and Restated SIP includes the following amendments to the AUB SIP, which have been approved by the Board of Directors, subject to approval of the shareholders at the Annual Meeting:
•
extends the plan’s term for granting awards to May 3, 2031 from the current expiration date of April 20, 2025;

•
increases the maximum number of shares that can be granted under the plan (since inception on April 26, 2011) to 4,000,000 shares, an increase of 1,500,000 shares;

•
for award types other than incentive stock options (which are subject to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), updates the definition of Company subsidiary to generally include any entity, at least 50% of the total combined voting or ownership interest of which is owned by the Company or another of its subsidiaries;

•
removes provisions regarding awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”) because of changes to Section 162(m) made by the 2017 Tax Cuts and Jobs Act; and

•
clarifies and updates certain terms and provisions of the 2021 Amended and Restated SIP.

The Company believes that increasing the number of shares reserved for issuance is necessary for the Company to continue to offer a competitive compensation program because equity incentive awards, designed to reward long-term growth and profitability, to align compensation with shareholder interests and to attract and retain highly qualified executives, are a fundamental component of the Company’s total compensation program, as discussed further in the “Compensation Discussion and Analysis” section below. The Compensation Committee anticipates that the shares of common stock that will be available for new award grants under the 2021 Amended and Restated SIP if shareholders approve this proposal will provide the Company with flexibility to continue to grant equity awards under the 2021 Amended and Restated SIP for approximately six years following the Annual Meeting. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares awarded in any one year or from year to year may change based on any number of variables, such as the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in the Company’s equity grant practices, changes in the number of employees, whether and to what extent vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the number of shares that become available for new award grants pursuant to the terms of the plan (for example, as a result of forfeitures), and changes in how the Company chooses to balance total compensation between cash and equity-based awards.
As of February 28, 2021, the Company had 365,518 shares authorized under the AUB SIP remaining available to be granted in connection with awards under the plan, including shares the Company anticipates will be granted to non-employee directors on April 1, 2021 and July 1, 2021 in connection with the non-employee director compensation schedule. As discussed further in the “Director Compensation” section below, the non-employee directors receive an annual retainer paid quarterly in unrestricted shares of the Company’s common stock and, beginning February 1, 2021, may elect to receive all or a portion of their annual cash retainer in unrestricted shares of the Company’s common stock in lieu of a cash payment. In each case the number of shares to be granted is determined based on the closing price of the Company’s common stock on the day before the grant date, so the number of shares to be granted is not determinable until such date. On April 1, 2021, the Company anticipates granting unrestricted shares to the non-employee directors with an aggregate grant value of $187,500 in connection with the second quarter annual retainer grants and an aggregate value of $8,750 in connection with the election by one non-employee director to receive unrestricted shares in lieu of payment in cash of the second quarter annual cash retainer. On July 1, 2021, the Company anticipates granting unrestricted shares to the non-employee directors with an aggregate grant value of $175,000 in connection with the third quarter annual retainer grants and an aggregate value of $8,750 in connection with the election by one non-employee director to receive unrestricted shares in lieu of payment in cash of the third quarter annual cash retainer.
The proposed 4,000,000 aggregate share limit under the 2021 Amended and Restated SIP includes the 2,396,932 shares that have been granted under the AUB SIP through February 28, 2021. If shareholders approve this proposal, approximately 1,865,518 of the 4,000,000 aggregate share limit under the 2021 Amended and Restated SIP would be available for future awards under the plan as of February 28, 2021, including shares the Company anticipates will be granted to non-employee directors on April 1, 2021 and July 1, 2021, as described above.
If shareholders approve the 2021 Amended and Restated SIP, the Company may grant awards under the 2021 Amended and Restated SIP until May 3, 2031, subject to continued availability of shares under the plan. If shareholders do not approve the 2021 Amended and Restated SIP, the Company may continue to grant awards under the existing AUB SIP until April 20, 2025, although the shares remaining available under the AUB SIP may not be sufficient for the Company’s anticipated future needs.
2021 Amended and Restated SIP Highlights
The 2021 Amended and Restated SIP provides for the grant to key employees and non-employee directors of awards that may include one or more of the following: stock options, restricted stock, restricted stock units, stock awards, performance share units and performance cash awards (collectively, the “awards”). The 2021 Amended and Restated SIP will enable the Company to continue to ensure that its compensation programs are competitive in attracting, motivating, and retaining high level talent, are commensurate with the Company’s financial performance, and are generally aligned with the interests of the Company’s shareholders.
Some of the key features of the 2021 Amended and Restated SIP that enable the Company to maintain sound governance practices in granting awards include:
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No “Evergreen” Provision:   Shares authorized for issuance under the 2021 Amended and Restated SIP are not automatically replenished.

•
Annual Limits:   The 2021 Amended and Restated SIP provides that no participant may be granted equity awards in any calendar year for more than 150,000 shares, and no participant may be granted cash awards in any calendar year for more than $2.5 million.

•
Encourages Double-Trigger Acceleration in Certain Change in Control Situations: The 2021 Amended and Restated SIP includes principles that encourage “double-trigger” vesting in certain change in control situations. Unless otherwise provided by the Compensation Committee, the 2021 Amended and Restated SIP provides that if outstanding awards are assumed, converted, or replaced by the surviving entity in a change in control, the vesting of those awards will only accelerate if the participant’s employment or service terminates in certain situations in connection with or within two years after the change in control.

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No Liberal Share Recycling: The 2021 Amended and Restated SIP provides that shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option exercise, and not just the net shares issued upon exercise, count against the aggregate plan limit.

•
No Discounted Stock Options: The 2021 Amended and Restated SIP prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

•
No Repricing of Stock Options: The 2021 Amended and Restated SIP generally prohibits the repricing of stock options without shareholder approval.

•
No Dividends or Dividend-Equivalent Payments on Unearned Performance Awards or on Options: The 2021 Amended and Restated SIP prohibits the payment of dividends or dividend equivalents or similar distributions on awards that are subject to performance goals unless and until such performance goals have been met. The 2021 Amended and Restated SIP also prohibits the payment of dividend equivalents or similar distributions on stock options.

•
Protective Provisions and Clawback: The 2021 Amended and Restated SIP provides for the forfeiture of outstanding awards upon a participant’s termination for cause and subjects all awards under the plan to the terms of any recoupment, clawback, or similar policy in effect at the Company from time to time as well as any similar provisions of applicable law, regulation or stock exchange requirement.

•
Independent Committee Administration: Awards to executive officers and non-employee directors under the 2021 Amended and Restated SIP are recommended or approved by the Compensation Committee, which is composed entirely of independent directors.

•
Term of 2021 Amended and Restated SIP: No awards may be granted under the 2021 Amended and Restated SIP more than ten years from the date of shareholder approval.

Key Data
Overhang and Potential Dilution. The following table provides certain additional information regarding total awards outstanding under the AUB SIP as of December 31, 2020 and February 28, 2021.
	December 31, 2020	February 28, 2021
Number of outstanding stock options granted under AUB SIP (1)	26,742	20,154
Weighted average exercise price of outstanding stock options granted under AUB SIP	$14.19	$14.40
Weighted average remaining contractual life of outstanding stock options granted under AUB SIP	1.07	0.99
Number of outstanding unvested restricted stock awards granted under AUB SIP	406,507	443,991
Number of outstanding unvested performance share unit awards granted under AUB SIP	197,810	242,843
Shares available for grant under AUB SIP	666,858	365,518(2)
Number of additional shares to be reserved under the 2021 Amended and Restated SIP	1,500,000	1,500,000

	December 31, 2020	February 28, 2021
Number of shares available for grant assuming the additional 1,500,000 shares to be reserved under the 2021 Amended and Restated SIP had been approved on such date	2,166,858	1,865,518

(1)
The table does not include a total of 321,918 and 283,755 stock options outstanding on December 31, 2020 and February 28, 2021, respectively, that were assumed by the Company in its acquisition of Access National Corporation, with a weighted average exercise price of $35.83 per share and $36.36 per share, respectively, and a weighted average remaining contractual life of 1.81 years and of 1.83 years as of December 31, 2020 and February 28, 2021, respectively.

(2)
The number of shares available for grant as of February 28, 2021, includes shares the Company anticipates will be granted to non-employee directors on April 1, 2021 and July 1, 2021 in connection with the non-employee director compensation schedule, as described above.

Potential dilution is equal to the number of shares associated with outstanding awards plus the number of shares available for future awards under a plan divided by the sum of (a) the total number of shares of common stock outstanding and (b) the total outstanding and available shares under the plan. As of February 28, 2021, the Company’s potential dilution under the AUB SIP was approximately 1.34%. If the additional 1,500,000 shares to be reserved under the plan if shareholders approve this proposal had been added to the plan as of February 28, 2021, the potential dilution from equity awards authorized for issuance under the 2021 Amended and Restated SIP would increase to approximately 3.15%. While the Company is aware of the potential dilutive effect of equity awards, it also recognizes the significant motivational and performance benefits that may be achieved in connection with making such awards.
Burn Rate. The following table sets forth information to calculate the Company’s burn rate under the AUB SIP for the last three fiscal years (assuming the restricted stock awards and performance share unit awards were converted to option equivalents using a conversion factor of 2.5).
Year Ended December 31,	2020	2019	2018
Number of stock options granted	—	—	—
Number of time-based restricted stock awards granted	208,514	273,718	212,749
Number of performance share unit awards granted	86,581	65,520	53,499
Total share usage under AUB SIP	295,095	339,238	266,248
Weighted-average common shares outstanding	79,316,922	80,200,950	65,859,166
Burn rate (1)	0.93%	1.06%	1.01%

(1)
For purposes of the burn rate calculation, full-value awards actually granted were converted to option equivalents using a conversion factor of 2.5 and divided by the weighted-average common shares outstanding.

Purpose of the 2021 Amended and Restated SIP
The purpose of the 2021 Amended and Restated SIP is to promote the success of the Company and its subsidiaries by providing greater incentive to key employees and non-employee directors to associate their personal interests with the long-term financial success of the Company, including its subsidiaries, and with growth in shareholder value, consistent with the Company’s risk management practices. The plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to motivate, attract, and retain the services of key employees and non-employee directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends.
Administration
The 2021 Amended and Restated SIP will be administered by the Compensation Committee of the Board of Directors, unless the Board of Directors determines otherwise. The Compensation Committee has the power to select plan participants and to grant awards on terms the Compensation Committee considers appropriate. In addition, subject to the terms of the 2021 Amended and Restated SIP, the Compensation Committee has the authority, among other things, to amend outstanding awards and accelerate the vesting thereof, to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan. The Compensation Committee may delegate authority under the 2021 Amended and Restated SIP to the Company’s Chief Executive Officer and/or Chief Financial Officer or to another member of the Company’s management, except in the case of awards to the Company’s named executive officers or any individual who is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Eligibility
The 2021 Amended and Restated SIP provides that awards may be granted to key employees and non-employee directors, including members of regional advisory boards, of the Company and certain of its subsidiaries. Key employees include officers or other employees of the Company and certain of its subsidiaries who, in the opinion of the Compensation Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to the Company and its subsidiaries.
For purposes of all award types, the current AUB SIP defines a Company subsidiary as a corporation, at least 50% of the total combined voting power of which is owned by the Company or another of its subsidiaries. The 2021 Amended and Restated SIP retains this definition of Company subsidiary with respect to incentive stock option awards as required under tax rules applicable to incentive stock options under Section 422 of the Code. However, for all other award types, the 2021 Amended and Restated SIP defines a Company subsidiary to include any entity, at least 50% of the total combined voting or ownership interest of which is owned by the Company or another of its subsidiaries, except to the extent a different definition is required under Section 409A of the Code.
If shareholders approve this proposal, approximately 500 employees and 15 non-employee directors would be eligible to receive awards under the 2021 Amended and Restated SIP, as of February 28, 2021, based on the Company’s historical compensation practices. While members of regional advisory boards would also be eligible to receive awards under the 2021 Amended and Restated SIP, the Compensation Committee has not previously issued equity awards to members of regional advisory boards and, as of February 28, 2021, there are no individuals serving in such role.
No Repricing
The 2021 Amended and Restated SIP prohibits stock option repricing, including by way of exchange for another award (except in connection with a corporate transaction such as a change in control or an event referred to in the Changes in Capitalization and Similar Changes section below) unless the repricing is submitted to and approved by shareholders.
Shares Subject to the 2021 Amended and Restated SIP
Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the 2021 Amended and Restated SIP is 4,000,000, which is an increase of 1,500,000 shares over the share limit contained in the AUB SIP. The proposed 4,000,000 aggregate share limit under the 2021 Amended and Restated SIP includes the 2,396,932 shares that have been granted under the AUB SIP through February 28, 2021. If shareholders approve this proposal, approximately 1,865,518 of the 4,000,000 aggregate share limit under the 2021 Amended and Restated SIP would be available for future awards under the plan as of February 28, 2021, including shares the Company anticipates will be granted to non-employee directors on April 1, 2021 and July 1, 2021 in connection with the non-employee director compensation schedule, as described above.
As of February 28, 2021, the closing price per share of the Company’s common stock as reported on the NASDAQ Stock Market was $36.73 and there were 78,966,158 shares of the Company’s common stock outstanding. If shareholders do not approve the 2021 Amended and Restated SIP, the 2,500,000 aggregate share limit under the AUB SIP will remain in effect as approved by shareholders in 2015.
In general, if any award granted under the 2021 Amended and Restated SIP terminates, is cancelled, expires, or lapses for any reason other than as a result of exercise or settlement, or if shares issued pursuant to an award are forfeited, the shares associated with such award will be available for future awards under the plan. In contrast, any shares withheld by the Company, delivered by the participant, or otherwise used to pay an option exercise price or withholding taxes associated with an award will not be available for future awards under the plan. Further, in the event shares are withheld or delivered in connection with an option exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon the exercise.
Annual Limits on Awards
The maximum aggregate number of shares with respect to which equity awards may be granted in any calendar year to a participant under the 2021 Amended and Restated SIP is 150,000 shares, and the maximum aggregate dollar amount of cash awards that may be granted in any calendar year to a participant is $2.5 million.
Performance Goals
In certain years prior to the enactment of the 2017 Tax Cuts and Jobs Act, compensation in excess of $1.0 million paid to any one of certain executive officers in a taxable year was deductible only if it was “performance-based compensation” within the meaning of Section 162(m) of the Code. The current AUB SIP historically permitted (but did not require) the Compensation Committee to grant equity awards that were intended to qualify as performance-based compensation under Section 162(m) for purposes of the exception to the $1.0 million deduction limitation. The 2017 Tax Cuts and Jobs Act generally eliminated this performance-based compensation exception for future awards, and accordingly the 2021 Amended and Restated SIP removes certain provisions relating to performance-based compensation under Section 162(m) of the Code. The Compensation Committee is still permitted, but not required, to grant awards that are subject to the achievement of one or more performance goals.
For performance-based awards under the 2021 Amended and Restated SIP, the Compensation Committee will determine one or more performance goals applicable to the award as well as the performance period during which a performance goal must be met, provided that for performance-based equity awards under the 2021 Amended and Restated SIP, the performance period will be at least one year, subject to applicable provisions regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Compensation Committee. Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.
If shareholders approve this proposal, then under the 2021 Amended and Restated SIP, at the Compensation Committee’s discretion, the performance goals for any performance period may include, but are not limited to, one or more of the following: (i) stock value or increases therein; (ii) total shareholder return; (iii) operating revenue; (iv) tangible book value or tangible book value growth, tangible book value per share, or growth in tangible book value per share; (v) earnings per share or earnings per share growth; (vi) fully diluted earnings per share after extraordinary events; (vii) net earnings; (viii) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization), operating earnings and/or operating earnings growth; (ix) profits or profit growth (net profit, gross profit, operating profit, economic profit, profit margins, or other corporate profit measures); (x) operating cash flow; (xi) operating or other expenses or growth thereof; (xii) operating efficiency; (xiii) return on equity; (xiv) return on tangible equity or return on tangible common equity; (xv) return on assets, capital, or investment; (xvi) sales or revenues or growth thereof; (xvii) deposits, loan and/or equity levels or growth thereof; (xviii) working capital targets; (xix) assets under management or growth thereof; (xx) cost control measures; (xxi) regulatory compliance; (xxii) gross, operating, or other margins; (xxiii) efficiency ratio (as generally recognized and used for bank financial reporting and analysis); (xiv) interest income; (xxv) net interest income; (xxvi) net interest margin; (xxvii) non-interest income; (xxviii) non-interest expense; (xxix) credit quality, net charge-offs, and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion); (xxx) percentage of non-accrual loans to total loans or net charge-off ratio; (xxxi) provision expense; (xxxii) productivity; (xxxiii) customer satisfaction; (xxxiv) satisfactory internal or external audits; (xxxv) improvement of financial ratings; (xxxvi) achievement of balance sheet or income statement objectives; (xxxvii) quality measures; (xxxviii) regulatory exam results; (xxxix) achievement of risk management objectives; (xl) achievement of strategic performance objectives; (xli) achievement of merger or acquisition objectives; (xlii) implementation, management, or completion of critical projects or processes; or (xliii) any component or components of the foregoing (including, without limitation, determination thereof, in the Compensation Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, special charges, accruals for acquisitions, reorganization, and restructuring programs, and/or changes in tax law, accounting principles, or other such laws or provisions affecting the Company’s reported results).
In the Compensation Committee’s discretion, the performance goals may be particular to a participant and applied either individually, alternatively, or in any combination, subset or component, to the performance of the Company as a whole or to the performance of a subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Compensation Committee in the award. In addition, the performance goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.
In addition, to the extent permitted by the applicable award agreement, the Compensation Committee also has the discretion to adjust the performance goals applicable to an award, adjust the compensation or economic benefit due upon attainment of the performance goals, and adjust the length of the performance period in which one or more performance goals must be achieved.
Types of Awards under the 2021 Amended and Restated SIP
Stock Options. A stock option entitles the participant to purchase shares of the Company’s common stock at the exercise price. Stock options granted under the plan may be incentive stock options or non-qualified stock options; however, non-employee directors are not eligible to receive incentive stock options. The Compensation Committee will fix the exercise price at the time the stock option is granted, provided that the exercise price cannot be less than 100% of the shares’ fair market value on the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the grant date). To the extent approved by the Compensation Committee from time to time, the exercise price may be paid in cash, through a broker-assisted cashless exercise, by delivery of shares of common stock having a fair market value at the time of exercise equal to the exercise price, by the Company withholding shares otherwise issuable upon the exercise having a fair market value at the time of exercise equal to the exercise price, or by a combination of the foregoing. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, provided that no option will be exercisable after ten years from the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, after five years from the grant date).
The value in incentive stock options, based on the shares’ fair market value on the grant date, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000 per participant.
A participant holding stock options has no right to vote the underlying shares until after the exercise of the stock options and the issuance of the underlying shares. No stock option may include any right to dividend equivalents with respect to the stock option or the underlying shares.
Restricted Stock Awards. Restricted stock is stock that is subject to forfeiture and may not be transferred by a participant until the period of restriction established by the Compensation Committee lapses. The period of restriction may lapse based on a period of time during which the participant must remain employed or serving on the applicable board or after meeting one or more performance goals specified by the Compensation Committee, or both. Holders of restricted stock have voting rights, and, unless otherwise provided by the Compensation Committee, holders of restricted stock subject only to time-based vesting are entitled to receive all dividends paid with respect to the shares of restricted stock during the period of restriction. For shares of restricted stock subject to one or more performance goals, dividends may be accumulated during the period of restriction but will not be paid unless and until the applicable performance goals have been met. Subject to any exceptions authorized by the Compensation Committee, shares of restricted stock will be forfeited if any performance goals established with respect to such awards are not achieved within the required time period.
Restricted Stock Unit Awards. A restricted stock unit is an award that is valued by reference to a share of common stock. Payment of the value of restricted stock units may not be made until the period of restriction established by the Compensation Committee lapses. The period of restriction may lapse based on a period of time during which the participant must remain employed or serving on the applicable board or after meeting one or more performance goals specified by the Compensation Committee, or both.
Holders of restricted stock units have no right to vote the shares represented by the units. In addition, holders of restricted stock units are not eligible to receive dividend payments on the units (because dividend payments are only available for shares that have been issued and are outstanding). Unless otherwise provided by the Compensation Committee, holders of restricted stock units also have no right to receive dividend equivalents in connection with the units. The Compensation Committee may provide for dividend equivalents with respect to restricted stock units under such terms and subject to such limitations as the Compensation Committee deems appropriate, provided, however, that for restricted stock units subject to one or more performance goals, any dividend equivalents may be accumulated during the period of restriction but will not be paid unless and until the applicable performance goals have been met.
Subject to any exceptions authorized by the Compensation Committee, restricted stock units will be forfeited if any performance goals established with respect to such awards are not achieved within the required time period.
Payment for vested restricted stock units may be made in cash or shares of common stock or a combination thereof at the time of vesting or, if provided for in the applicable award agreement, on a delayed basis either electively or mandatorily. If paid on a delayed basis, the payment amount may be adjusted for deemed interest or earnings on such basis as the Compensation Committee may provide.
Stock Awards. Unless otherwise provided by the Compensation Committee, a stock award is fully vested and freely transferable as of the date the award is granted, subject to restrictions under applicable federal or state securities laws.
Performance Share Unit Awards. A performance share unit is a fixed dollar award or an award that is valued by reference to a share of common stock and is subject to achievement of one or more performance goals established and certified by the Compensation Committee. Performance share units may be paid in cash or shares of common stock or a combination thereof. Holders of performance share units have no right to vote the shares represented by the units. While holders of performance share units are not eligible to receive actual dividend payments (because dividend payments are only available for shares that have been issued and are outstanding), the Compensation Committee may provide for payment of dividend equivalents with respect to a performance share unit award under such terms and subject to such limitations as the Compensation Committee deems appropriate, provided, however, that any dividend equivalents may be accumulated but will not be paid unless and until the applicable performance goals have been met.
Performance Cash Awards. A performance cash award is a cash award based on performance goals established and certified by the Compensation Committee.
Transferability
In general, stock options, restricted stock, restricted stock units, and performance share units granted under the 2021 Amended and Restated SIP may not be sold, transferred, pledged, assigned, or otherwise encumbered by a participant, other than upon the death of the participant. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death. The 2021 Amended and Restated SIP does permit, however, the grant of non-qualified stock options that are transferable to certain family members (or certain related trusts or entities), in accordance with applicable securities laws.

Termination of Employment or Service
Unless otherwise provided by the Compensation Committee, in the event a participant terminates employment or service due to normal retirement (as defined in the rules of the Company in effect at that time), then provided there is no “cause” to terminate the participant’s employment or service (as defined in the 2021 Amended and Restated SIP), and provided further the participant is subject to or executes a non-competition agreement, all options that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to restricted stock or restricted stock units will terminate, and the achievement or satisfaction of any performance goals applicable to unvested awards during any performance period in effect will be adjusted through the date of termination as determined by the Compensation Committee and the Compensation Committee will provide for such vesting, if any, as it deems appropriate.
Unless otherwise provided by the Compensation Committee, in the event a participant terminates employment or service due to early retirement or for good reason (if provided in an applicable agreement) and there is no cause to terminate the participant’s employment or service, or in the event the Company terminates a participant’s employment or service other than for cause, the Compensation Committee may, in its sole discretion, waive the restrictions on unvested awards and add such new restrictions to such awards as it deems appropriate.
Unless otherwise provided by the Compensation Committee, in the event a participant’s employment or service is terminated due to death or disability, all options that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to restricted stock or restricted stock units will terminate, and the achievement or satisfaction of any performance goals applicable to unvested awards during any performance period in effect will be adjusted through the date of termination as determined by the Compensation Committee and the Compensation Committee will provide for such vesting, if any, as it deems appropriate.
Unless otherwise provided by the Compensation Committee, in the event a participant’s employment or service is terminated for cause, the unvested portion and the vested portion not yet paid or exercised of each award held by the participant will be automatically forfeited to the Company and no further exercise of an option will be allowed.
Unless otherwise provided by the Compensation Committee, in the event a participant terminates employment or service for any other reason and the change in control provisions do not apply, the unvested portion of each award held by the participant will be automatically forfeited to the Company.
Change in Control
In the event of a “change in control” (as defined in the 2021 Amended and Restated SIP), the Compensation Committee may, at the time an award is made or thereafter, take such action as it deems appropriate, in its sole discretion and without the consent of the participant, which may include, without limitation, the following actions: (i) provide for the purchase, settlement, or cancellation of any award by the Company for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; (ii) adjust outstanding awards as the Compensation Committee deems appropriate to retain the economic value of the award; or (iii) cause any outstanding award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.
In connection with a change in control, the Compensation Committee may provide for full or partial acceleration of the vesting, delivery, and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, an outstanding award, and for the replacement of a stock-settled award with a cash-settled award. Unless otherwise provided by the Compensation Committee, if an award is assumed by the surviving corporation or otherwise equitably converted or substituted in connection with a change in control, the vesting, delivery, and exercisability of, or the lapse of restrictions on, such award will not be accelerated unless, for an employee, the participant’s employment with the Company or a subsidiary is terminated without cause or the participant resigns for good reason under an applicable plan or agreement in connection with or within two years after the change in control, or, for a non-employee director, the participant’s service terminates in connection with or within two years after the change in control (commonly referred to as “double-trigger” acceleration). These principles in the 2021 Amended and Restated SIP encourage the use of double-trigger acceleration for awards that are assumed by the surviving corporation (or otherwise equitably converted or substituted in connection with a change in control) as a good governance practice.
While the Board of Directors recognizes the benefits of double-trigger acceleration in certain change in control circumstances and has included the principles described above for this reason, the Board of Directors also believes it is appropriate to retain flexibility in the specific terms of equity awards granted under the 2021 Amended and Restated SIP and to avoid restricting the range of available options for structuring incentive compensation opportunities for the Company’s executives and other employees. The Board of Directors believes that the Compensation Committee, which is composed entirely of independent directors and is advised by an independent compensation consultant, is in the best position to determine when to apply the double-trigger principles described above.
Changes in Capitalization and Similar Changes
In the event of any change in the outstanding shares of the Company’s common stock by reason of any stock dividend, stock split, reverse stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, consolidation, reorganization, reclassification, exchange of shares or other similar change in the Company’s capital stock in which the number or class of shares is changed, the aggregate number and kind of shares reserved under the plan for outstanding awards and future awards and the exercise price, annual limits, and other relevant provisions will be proportionately, equitably and appropriately adjusted by the Compensation Committee in its discretion. For instance, a two-for-one stock split would generally double the number of shares reserved under the plan for future awards and the number of shares subject to outstanding awards.
Termination of or Changes to the 2021 Amended and Restated SIP
The Board of Directors may terminate, amend, or modify the 2021 Amended and Restated SIP in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Code, the rules and regulations under Section 16 of the Exchange Act, the rules and regulations of the exchange on which the Company’s common shares are then listed, by any regulatory body having jurisdiction with respect thereto, or pursuant to any other applicable laws, rules, or regulations. No termination, amendment, or modification of the 2021 Amended and Restated SIP, other than in connection with a change in control or capital adjustments pursuant to the plan or as required by applicable law, may adversely affect any awards previously granted under the plan without the participant’s written consent.
Clawback
All awards under the 2021 Amended and Restated SIP (whether vested or unvested) will be subject to the terms of any recoupment, clawback, or similar policy in effect at the Company from time to time, as well as any similar provisions of applicable law, regulation or stock exchange requirements, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares of common stock acquired upon payment of the awards.
Banking Regulatory Provision
All awards under the 2021 Amended and Restated SIP will be subject to any condition, limitation, or prohibition under any financial institution regulatory policy or rule to which the Company or any of its subsidiaries is subject.
Certain Federal Income Tax Consequences
Options. A participant who is granted a nonqualified stock option will not recognize any income for federal income tax purposes on the grant of the option. Generally, a participant who exercises a non-qualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes.
A participant who exercises an incentive stock option will generally not be subject to taxation at the time of grant or exercise, except that alternative minimum tax may apply upon exercise. The Company will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares after the expiration of the required holding period (i.e., the later of two years from the grant date or one year from the exercise date) will generate long-term capital gain in the year of disposition, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the required holding period will subject the participant to taxation at ordinary income rates in the year of disposition, and the Company generally will be entitled to a corresponding deduction.
Restricted Stock. A participant will not be taxed at the date of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any restricted stock as of the date that the stock is no longer subject to forfeiture, less the consideration paid for the stock (if any).
However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the amount of any purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long term or short term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.
Stock Awards. A participant receiving an unrestricted stock award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received. The Company will be entitled to a federal income tax deduction in the corresponding amount at that time. For each share of common stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares.
Restricted Stock Units and Performance Share Units. A participant will not realize income in connection with the grant of a restricted stock unit or the credit of any dividend equivalents to his or her account or the grant of a performance share unit. When shares of common stock and/or cash is delivered to the participant, the participant generally will be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a federal income tax deduction at the time and in the amount included in the participant’s income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit or performance share unit, the taxation of the post-settlement appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.
Performance Cash Awards. A participant will not recognize any taxable income at the time a performance cash award is granted. When the terms and conditions to which a performance cash award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash he or she receives. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.
Section 409A. Section 409A of the Code (“Section 409A”) imposes certain requirements on non-qualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.
Under current Internal Revenue Service guidance, certain awards under the 2021 Amended and Restated SIP are excluded from non-qualified deferred compensation to which Section 409A applies. These excluded awards are stock options under which shares of the Company’s common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting, and performance share unit awards that are paid at or shortly after vesting. Other awards under the 2021 Amended and Restated SIP may be treated as non-qualified deferred compensation to which Section 409A applies, and in such case it is generally the Company’s intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Section 409A.
If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional twenty percent (20%) federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and will have certain withholding requirements.
The foregoing is only a summary of the effect of federal income taxation upon the Company and upon participants, is not complete and does not discuss the tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.
Tax Consequences to the Company. In the foregoing cases, the Company generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m).
New Plan Benefits
If the 2021 Amended and Restated SIP is approved by shareholders, participation and the types of awards granted under the 2021 Amended and Restated SIP will be determined by the Compensation Committee in its discretion. Other than the anticipated grants to non-employee directors on April 1, 2021 and July 1, 2021 with an aggregate value of $196,250 and $183,750, respectively, as described above, for which the number of shares to be granted is not determinable until the day before the grant date, no determination has been made as to the awards, if any, that any individuals who would be eligible to participate in the plan will be granted in the future. Therefore, the benefits or amounts that will be received by any participant or group of participants under the 2021 Amended and Restated SIP, if it is approved by shareholders, are not currently determinable.

Equity Compensation Plan Information
The following table summarizes information relating to the Company’s equity compensation plans, pursuant to which equity securities are authorized for issuance, as of December 31, 2020:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)(1)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C) (2)
Equity compensation plans approved by security holders	26,742	$14.19	666,858
Equity compensation plans not approved by security holders	—	$—	—
Total	26,742	$14.19	666,858

(1)
The number in column (A) does not include a total of 321,918 shares of common stock that are issuable upon the exercise of stock options outstanding on December 31, 2020 that were assumed by the Company in its acquisition of Access National Corporation, with a weighted average exercise price of $35.83 per share.

(2)
The number in column (C) consists of shares available for future issuance under the AUB SIP at December 31, 2020 and does not reflect the 1,500,000 share increase in the number of shares available under the 2021 Amended and Restated SIP if shareholders approve the 2021 Amended and Restated SIP at the Annual Meeting.

Vote Required
Approval of the 2021 Amended and Restated SIP requires the affirmative vote of a majority of the votes cast on this proposal, in person or by proxy, at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ATLANTIC UNION BANKSHARES CORPORATION STOCK AND INCENTIVE PLAN.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors. The Audit Committee also considers whether there should be periodic rotation of the independent registered public accounting firm.
After assessing the performance and independence of Ernst & Young LLP (“EY”), the Company’s current independent registered public accounting firm, the Audit Committee believes it is in the best interests of the Company and its shareholders to retain EY. The Audit Committee has appointed EY as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2021. The Audit Committee seeks shareholder ratification of this appointment. EY has served as the Company’s independent registered public accounting firm since 2015.
A representative from EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The affirmative vote of a majority of the votes cast on this proposal, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm.
Should the shareholders not ratify the appointment of EY, it is contemplated that the appointment of EY will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the following year.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2021.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires a separate and advisory (non-binding) shareholder vote to approve the compensation of the named executive officers disclosed in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2017 annual meeting of shareholders, the shareholders voted in favor of having an advisory (non-binding) vote on the Company’s executive compensation every year, as recommended by the Company’s Board of Directors. Accordingly, shareholders are hereby given the opportunity to cast an advisory vote on the Company’s executive compensation as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding named executive officer compensation, and the related material. Shareholders of the Company are being asked to approve the following resolution:
“RESOLVED, that the shareholders of Atlantic Union Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”
This vote is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the votes cast on this proposal, in person or by proxy, at the Annual Meeting.
The Company believes its compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions. The next “say on pay” vote is expected to take place at the 2022 annual meeting of shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE “SAY ON PAY” RESOLUTION SET FORTH ABOVE.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines and other corporate governance materials are published on the Company’s website under “Governance Documents” at https://investors.atlanticunionbank.com/govdocs. The Corporate Governance Guidelines address, among other topics, director selection, director qualifications and responsibilities, director compensation, the mix of management directors and independent directors, director continuing education, self-assessments by the Board of Directors of its performance, director investment in the Company’s common stock, Board committees, succession planning and risk oversight. The Board of Directors regularly reviews corporate governance developments and may modify these guidelines as warranted. Any modifications will be reflected in the Corporate Governance Guidelines on the Company’s website.
Codes of Ethics
The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) promotes honest and ethical conduct within the Company and applies to the Company’s directors, officers, and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws, rules and regulations, and conduct business in an honest and ethical manner. In addition, the Code of Ethics requires individuals to report immediately any violation or suspected violation of the Code of Ethics and provides a confidential, retaliation-free reporting mechanism.
The Company also maintains a Code of Ethics for Senior Financial Officers and Directors (the “SFO Code”) that applies to the Company’s directors, chief executive officer, chief financial officer, president, corporate controller, director of accounting operations, director of SOX and accounting policy, financial reporting manager, financial reporting analyst, head of corporate development and strategy, director of financial planning and analysis, chief audit executive and treasurer. The SFO Code supplements the Code of Ethics and is intended to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by individuals with financial responsibilities in the Company.
The Company makes the most current versions of the Code of Ethics and the SFO Code available to all employees and requires all employees to adhere to them.
The Code of Ethics and the SFO Code are available on the Company’s website under “Governance Documents” at https://investors.atlanticunionbank.com/govdocs.
Board of Directors Meetings and Attendance
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board of Directors, committee, and shareholder meetings.
There were eight regular meetings and two special meetings of the Board of Directors in 2020. Each director attended 75% or more of the aggregate number of meetings of (i) the Board of Directors held during the period in which he or she was a director in 2020; and (ii) the committees of the Board of Directors of which he or she was a member in 2020. Fees were paid to the non-employee directors in accordance with the Company’s director compensation schedule. Please see the section of this proxy statement titled “Director Compensation” for additional information regarding compensation of directors.
The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting. Of the 17 directors who were serving at the time of the 2020 annual meeting of shareholders, all attended that meeting.
Director Independence
Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors conducts a review of director independence annually with the assistance of the Nominating and Corporate Governance

Committee. Each current director and each director who served during 2020, other than Mr. Asbury, has been determined by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of NASDAQ. In making the determination of independence, the Board of Directors has concluded that none of these “independent directors” has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Board Leadership Structure
The Board considers its structure and leadership annually. Although the Board does not have a policy on the matter, to date, the Company has chosen not to combine the positions of CEO and Chairman of the Board. The Chairman of the Board of Directors is a non-management director and the Chairman and Vice Chairman are elected annually by the other members of the Board. The Company believes that its leadership structure is appropriate because it fosters a certain degree of control and balanced oversight of the management of the Board’s functions and decision-making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.
The CEO makes frequent reports to the Board of Directors, often at the suggestion of the Chairman or other directors, and answers questions posed by directors. The Company’s executive leadership, including the President of the Bank, the Company’s wholly-owned bank subsidiary, as well as other line of business leaders, also regularly meet with the directors to discuss the Bank’s performance and answer questions posed by directors. The CEO engages in detailed discussions with the Board of Directors regarding the reasons for recommendations of the Company’s executive leadership.
All of the members of the Board of Directors of the Company also serve as members of the Board of Directors of Atlantic Union Bank.
Role of the Board in the Oversight of Risk
The Company’s Board of Directors recognizes that it plays a critical role in the oversight of risk. As a financial institution, the very nature of the Company’s business involves the oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance, model and other risks. The Company’s Board of Directors has established standards for risk management through policies that address and mitigate the Company’s most material risks, including, without limitation, credit risk, interest rate risk, capital risk, liquidity risk and cybersecurity risk, as well as Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) compliance.
Because the Company is entrusted with the safeguarding of sensitive information as a financial institution, the Board of Directors believes that a strong enterprise cyber strategy is vital to effective cyber risk management. Accordingly, the Board is actively engaged in the oversight of the Company’s cyber risk profile, enterprise cyber strategy and key cyber initiatives.
The Risk Committee of the Board of Directors is responsible for assisting the Board in its oversight of these risks and for overseeing the Company’s enterprise risk management framework. Although risk management is primarily the responsibility of the Company’s management, the Risk Committee actively engages with management to establish risk management principles and to determine risk appetite. In a reflection of the importance that the Board of Directors places on risk oversight, the Chief Risk Officer, who implements the Company’s risk management framework, is an executive officer who reports to the CEO. The Risk Committee meets with the Chief Risk Officer and other members of management regularly to discuss major risk exposures. Minutes and reports of Risk Committee meetings are reviewed by the Board.
In addition to the efforts of the Risk Committee, other committees of the Board of Directors consider risk within their areas of responsibility. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. This oversight includes reviewing and discussing with management the Company’s major financial risk exposures and the procedures utilized by management to monitor and control such exposure. The Audit Committee also oversees the Company’s internal audit function, including, without limitation, internal audit of operations, which are audited at least once every three years, with certain higher-risk operations audited annually. The

Compensation Committee oversees risks relating to the Company’s compensation plans and programs. The Trust Committee coordinates with the Risk Committee with respect to oversight of risks relating to the Company’s trust and fiduciary activities.
In addition to reviewing committee minutes and reports, the Board of Directors also monitors and reviews reports presented by management, internal and external auditors and regulatory examiners.
The Company believes that its risk oversight structure provides a critical link to providing an effective risk management program. The Board of Directors and the management team are committed to continuous strengthening of the Company’s risk management practices.
Board Committees
The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Additionally, the Board of Directors has a Trust Committee. Brief summaries of these committees follow.
Executive Committee.   The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board of Directors, except for certain matters reserved to the Board of Directors by law. The Chairman of the Board of Directors serves as the Chairman of the Executive Committee in accordance with the Executive Committee Charter. The Executive Committee also has a Vice Chairman. As Chairman of the Executive Committee, the Board Chairman confers with Mr. Asbury, the Company’s CEO, to identify issues that require either the involvement of the Executive Committee or the full Board of Directors during interim periods between regularly scheduled Board of Directors meetings. Other than Mr. Asbury, the current members of the Executive Committee are, and the members who served on the Executive Committee during 2020 were, “independent directors” as defined by applicable NASDAQ rules. There was one meeting of the Executive Committee in 2020; fees were paid to the non-employee directors who attended these meetings in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee’s charter is on the Company’s website under “Governance Documents” at: https://investors.atlanticunionbank.com/govdocs.
Audit Committee.   The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, and (4) the compliance by the Company with certain legal and regulatory requirements and the Company’s Code of Ethics. The current members of the Audit Committee are, and the members who served on the Audit Committee during 2020 were, “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. Corbin and Ms. Hoover each qualify as an audit committee financial expert as defined by SEC regulations. All Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met seven times in 2020; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee’s charter is on the Company’s website under “Governance Documents” at: https://investors.atlanticunionbank.com/govdocs.
Compensation Committee.   The Compensation Committee reviews and recommends the compensation to be paid to the CEO and the other executive officers of the Company, including the Company’s named executive officers disclosed in the proxy statement. In addition, the Compensation Committee establishes the Company’s overall executive compensation policy and oversees compliance with compensation-related legal and regulatory requirements applicable to the Company. The Compensation Committee also reviews, recommends to the Board, and administers the Company’s incentive and other compensation plans, including, as the Compensation Committee deems appropriate, identifying whether the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risk. Additionally, the Compensation

Committee provides oversight of certain other matters, including, without limitation, employee benefit plans and succession and talent development programs. The current members of the Compensation Committee are, and the members who served on the Compensation Committee during 2020 were, “independent directors” as defined by applicable NASDAQ rules. The Compensation Committee met eight times in 2020; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Compensation Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee’s charter is on the Company’s website under “Governance Documents” at: https://investors.atlanticunionbank.com/govdocs.
Nominating and Corporate Governance Committee.   The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend individuals as nominees for election or re- election to the Board of Directors of the Company and its committees. The Nominating and Corporate Governance Committee identifies potential director nominees and reviews each nominee’s experience and background; monitors the composition of the Board of Directors to ensure that it has the appropriate experience, skill sets and diversity; reviews the qualifications and performance of each director scheduled for possible re-nomination to the Board and makes recommendations to the Board regarding their re-nomination; develops and recommends to the Board of Directors a process for the periodic evaluation of the Board of Directors and its committees; assists the Board of Directors in assessing director independence; and provides guidance to the Board of Directors on a broad range of corporate governance issues. The current members of the Nominating and Corporate Governance Committee are, and the members who served on the Nominating and Corporate Governance Committee during 2020 were, “independent directors” as defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met six times in 2020; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The Nominating and Corporate Governance Committee’s charter is on the Company’s website under “Governance Documents” at: https://investors.atlanticunionbank.com/govdocs.
Risk Committee.   The Risk Committee assists the Board of Directors in the Board’s oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance, model and other risks. The Risk Committee also oversees the Company’s enterprise risk management framework. The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee charter provides that no less than two-thirds of the Risk Committee’s membership shall be “independent directors” as defined by applicable SEC, NASDAQ and Federal Reserve Board rules. The current members of the Risk Committee are, and the members who served on the Risk Committee during 2020 were, “independent directors” as defined by applicable SEC, NASDAQ and Federal Reserve Board rules. The Risk Committee met eight times in 2020; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Risk Committee’s charter is on the Company’s website under “Governance Documents” at: https://investors.atlanticunionbank.com/govdocs.
Trust Committee.   The Trust Committee, formed in February 2019, oversees all trust and fiduciary activities of the Bank, fosters compliance at the Bank with all laws, rules, and regulations applicable to trust and fiduciary activities, and recommends to the Board of Directors written policies and procedures for the conduct of trust and fiduciary activities at the Bank. The Trust Committee is governed by a written charter approved by the Board of Directors. The Trust Committee charter provides that the Trust Committee must consist of no fewer than three, but no more than five, members of the Board of Directors. At least three members of the Trust Committee must be “independent” in accordance with Regulation YY of the Federal Reserve Board and other applicable rules of the Federal Reserve Board, the SEC and NASDAQ. The current members of the Trust Committee are, and the members who served on the Trust Committee during 2020 were, “independent directors” as defined by applicable SEC, NASDAQ and Federal Reserve Board rules. The Trust Committee met four times in 2020; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Trust Committee’s charter is on the Company’s website under “Governance Documents” at: https://investors.atlanticunionbank.com/govdocs.

The chart below identifies the current membership of the committees of the Board of Directors.
BOARD COMMITTEE MEMBERSHIP1
Committee Member	Audit	Compensation	Executive	Nominating and Corporate Governance	Risk	Trust Committee
John C. Asbury			✓
Patrick E. Corbin	✓(C)^		✓
Beverley E. Dalton2		✓
Frank Russell Ellett	✓				✓
Gregory L. Fisher					✓	✓(C)
Daniel I. Hansen	✓		✓			✓
Jan S. Hoover	✓^	✓
Patrick J. McCann			✓(VCB)	✓(VCB)
W. Tayloe Murphy, Jr.				✓		✓
Alan W. Myers				✓		✓
Thomas P. Rohman		✓		✓
Linda V. Schreiner		✓(C)	✓
Thomas G. Snead, Jr.				✓(C)	✓
Ronald L. Tillett			✓(C)(CB)
Keith L. Wampler			✓		✓(C)
F. Blair Wimbush		✓				✓

(1)
Committee appointments were effective May 5, 2020. For committee assignments applicable during the period from January 1, 2020 to May 1, 2020, please refer to the Company’s 2020 Proxy Statement filed with the SEC on March 20, 2020 and available on the Company’s investor relations website at https://investors.atlanticunionbank.com.

(2)
Ms. Dalton will retire from the Board of Directors effective at the Annual Meeting.

(C)
Committee Chair

(CB)
Chairman of the Board

(VCB)
Vice Chairman of the Board

^
audit committee financial expert

Consideration of Board Diversity
The Nominating and Corporate Governance Committee considers diversity in assessing the composition of the Board of Directors. When considering any potential nominee to serve on the Board of Directors, the Nominating and Corporate Governance Committee considers, among other factors, the diversity of experience and background the director can bring to the Board, such as ethnic or gender diversity, the nominee’s professional experience, service on other boards, education, and the geographic areas where the individual resides or works.
The Nominating and Corporate Governance Committee’s charter includes the following language:
The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, expertise, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics; sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.
Further, as stated in the Company’s Corporate Governance Guidelines:
Members of the Board…are expected to have the appropriate skills necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. Such skills may include, for example, financial, operational, management, risk management, technological, legal and other relevant skills. The Board should be comprised of Directors with varying experiences and characteristics that enhance the diversity and effectiveness of the Board as a whole.
Board Self-Evaluations
The Board of Directors believes in a robust self-evaluation process. Each year, all members of the Board complete a detailed questionnaire regarding the Board’s performance, the performance of Board committees, and Board governance and processes. The Nominating and Corporate Governance Committee oversees the conduct of the evaluations and communication of results of the evaluations to the Board. The Nominating and Corporate Governance Committee also reviews the qualifications and performance of each director for potential re-nomination to the Board and makes recommendations to the Board regarding their re-nomination, if any.
Shareholder Nominations
Although the Nominating and Corporate Governance Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Nominating and Corporate Governance Committee of the Board of Directors, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and must be received by November 1, 2021 to be considered by the Nominating and Corporate Governance Committee for the 2022 annual election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee received no director candidate recommendations from any shareholder relating to the Annual Meeting.
In addition, any shareholder may nominate a person for election as director at an annual meeting if notice of the nomination is given in advance in writing and sets forth the information required by Section 4 of Article I of the Company’s bylaws with respect to each director nomination that a shareholder intends to present at the annual meeting and both the shareholder and nominee satisfy the applicable requirements of Section 4 of Article I and Section 3 of Article II of the Company’s bylaws. Notice of any such shareholder nomination must be addressed to the Company’s Corporate Secretary and delivered or mailed to and received at, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, no earlier than the close of business on January 4, 2022 and no later than the close of business on February 3, 2022 for the next annual election of directors.
Shareholder Communication
Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and addressing such communication to the Corporate Secretary at Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the Board of Directors), or to the individual director.
Environmental, Social and Governance (“ESG”) Considerations
Our purpose is to enrich the lives of the people and the communities we serve, and the following core values guide our actions:
We believe that attention to ESG considerations contributes to our success in achieving these goals for all of our stakeholders. The following summary highlights certain of our ESG policies and practices.

Teammate Benefits and Work Environment
•
We use the term “teammates” to describe our employees because we view the Company as a team. We are committed to maintaining a workplace where all of our teammates feel valued for their contributions and fully engaged with our business.

•
On a regular basis, the Company conducts an anonymous teammate survey using the framework of the Denison Model to evaluate the health of its culture with a focus on four traits that drive high performance — mission, adaptability, involvement and consistency. We also include questions to assess teammate engagement, innovation, trust and commitment trends within the Company.

•
In 2020, the Company formed a teammate advisory group and also began conducting more frequent, shorter surveys of our teammates regarding certain issues, including, without limitation, the COVID-19 pandemic. These surveys were key to understanding the real time needs of our teammates during the COVID-19 pandemic, and to enabling the development of programs and tools that were important for our diverse and multigenerational workforce.

•
In 2020, we established an online portal that provides teammates with the opportunity to submit new workplace ideas and to raise workplace concerns anonymously that are routed directly to the Human Resources team.

•
All teammates have access to training opportunities through our e-learning platform. A significant portion of the course material on our e-learning platform is regulation based and monitored through the Bank’s regulatory and compliance program; however, our teammates are also required to take courses on the e-learning platform that address workplace issues, Company policies and procedures, ethical standards, and other matters. The e-learning platform also includes a large number of professional development courses on a range of skills and topics that teammates can access voluntarily at any time. In addition to job-specific training, all teammates are required to complete mandatory annual compliance courses in response to regulatory requirements and changes. Teammates completed 27,443 hours of required training and 15,600 hours of all other training in 2020.

•
We provide competitive compensation and benefits to our teammates, and we offer opportunities through training and development. The Company uses the services of a compensation consultant to advise on its compensation and programs and third party advisors to advise on benefits programs. Our compensation and benefits programs are reviewed regularly against peer benchmarking.

•
We provide annual merit-based salary increases to eligible teammates.

•
Our medical coverage offers preventative care services covered at 100%, prescription drug benefits, mental health and substance abuse coverage and a large network of doctors and hospitals to help our teammates and their families improve or maintain their health.

•
Employee Assistance Programs are made available to our teammates to provide assistance with finding quality childcare, caring for aging loved ones, balancing the conflicting needs of work and personal life, and other stress management and mental health matters.

•
We match teammate 401(k) plan contributions, including (i) for a teammate’s 1% – 3% dollar contributions, we match 100% of such dollar contributions; and (ii) for a teammate’s 4% – 5% dollar contributions, we match 50% of such dollar contributions.
•
The ESOP is an employer funded employee stock ownership plan that is intended to provide certain teammates an opportunity to acquire shares of common stock in the Company.

•
We encourage our teammates’ professional development, including by reimbursing eligible tuition expenses up to $5,000 annually.

Diversity and Inclusion
•
We are committed to hiring diverse talent, fostering an inclusive environment, promoting people on their merits and treating everyone with respect and dignity.

•
As of December 31, 2020, 65.2% of our teammates were women and 20.4% of our teammates self-identified as minorities.

•
We maintain equal employment opportunity and career development practices and policies.

•
We have formal policies that not only forbid discrimination based on protected classifications but also require that all teammates treat all individuals with respect, courtesy and fairness. The policy also sets forth a formal reporting and complaint procedure.

•
In 2020, we established our Diversity, Equity and Inclusion (“DEI”) Council, whose purpose is to manage DEI efforts to create a more diverse, equitable and inclusive workplace and to make a difference for our customers and communities.

•
In 2020, our teammates participated in an e-learning course created by external experts in workplace diversity and sensitivity that focused on treating others with sensitivity and communicating culturally sensitive issues. The course was designed to share principles and strategies that can help teammates have more productive, meaningful conversations on topics related to diversity, equity and inclusion.

•
We have a Summer Diversity Internship Program and partner with historically black colleges and universities within our footprint to introduce more diversity to banking.

•
In 2020, we expanded our monetary commitments to Virginia Center for Inclusive Communities, a non-profit organization that provides programming to help schools, businesses, and communities across Virginia achieve success through inclusion. We also created a scholarship program with Virginia State University, a historically black college, with the goal of accelerating efforts to create stronger and more inclusive communities. These two financial contributions combined represented the largest philanthropic investment in our history.

•
In 2018, we launched our Supplier Diversity Program, which seeks to identify and develop partnerships with business enterprises that are majority owned, operated and controlled by minorities, women, lesbian, gay, bisexual, transgender, veterans, service-disabled veterans, people with disabilities as well as small and disadvantaged business enterprises. In 2020, we placed approximately $21.9 million in 150 small and diverse businesses through our program.

•
In 2019, we launched the Women’s Inclusion Network (WIN), a network of teammates across the Company committed to helping women advance in their professional goals. WIN creates opportunities for teammates to share their professional experiences and learn from each other through webinars, panel discussions and other events.
Governance
•
All of our directors are independent under NASDAQ standards, other than the CEO.

•
All of the members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Committee and Trust Committee are independent.

•
Our directors represent a well-rounded variety of skills, knowledge, experience and perspectives.

•
The roles of CEO and Chair of the Board are separate. The Board believes this separation helps create an atmosphere of Board independence and allows the CEO to focus on the day to day work of managing corporate strategy.

•
During 2020, our directors continued to be engaged with average director attendance for Board and committee meetings of 97%.

•
We have a majority vote standard for uncontested director elections. In addition, pursuant to our Director Resignation Policy, if an incumbent director nominee is not re-elected to the Board of Directors, he or she must submit an offer of resignation promptly to the Board of Directors, which will then determine whether to accept the resignation, reject the resignation, or take other action.

•
At least four times per year, our independent directors hold an executive session without management present.

•
The Board of Directors has adopted a robust Conflicts of Interest policy. Under that policy, actual or potential conflicts of interest of any director or executive officer are disclosed to and reviewed by the Audit Committee.

•
Our Board of Directors engages in a robust annual evaluation process in which the directors evaluate how the Board and its committees are functioning.

•
At the 2020 Annual Meeting, our shareholders approved an amendment to our Articles of Incorporation to declassify our Board of Directors so that all directors are elected annually. After a phase-in period, all directors will be elected annually, effective as of the 2023 Annual Meeting.

•
Each share of our common stock has equal voting rights with one vote per share.

•
We require that executive officers and directors own a meaningful amount of Company stock pursuant to our Executive Stock Ownership Policy and Non-Employee Director Stock Ownership Policy.

•
We prohibit our executive officers and directors from hedging and pledging Company stock.

Business Conduct
•
We believe in, and believe that we maintain, a culture of compliance that promotes the highest ethical standards and adherence to all laws.

•
Our Code of Business Conduct and Ethics sets forth expectations of our directors and teammates with respect to integrity, conflicts of interest, compliance with laws, and transparency. The Code requires teammates to report violations of the Code of Business Conduct and Ethics. Under our

Conflicts of Interest policy, directors and executive officers are expressly required to disclose actual or potential conflicts of interest to the Audit Committee for review.
•
We maintain policies directed specifically at prohibiting and preventing bribery and other corrupt business practices. Our Code of Business Conduct and Ethics prohibits bribery and other corrupt business practices. Compliance with the Code of Business Conduct and Ethics is overseen by senior management, the Audit Committee and/or the Board of Directors, as appropriate.

•
We maintain a whistleblower policy and an anonymous, retaliation-free reporting system for the communication of teammate concerns regarding accounting, auditing or other matters relating to violations of the federal securities laws or fraud to the Audit Committee, Chief Audit Executive or General Counsel. The Audit Committee provides oversight of the Company’s whistleblower policy and complaint mechanisms and reviews whistleblower complaints in accordance with the policy.

•
We have a policy prohibiting the use of company funds for political purposes.

•
All teammates receive annual compliance training on key policies and procedures including, without limitation, our Code of Business Conduct and Ethics, our Policy Statement on Insider Trading, our Whistleblower Policy, our BSA/AML Program Policy and the Bank Bribery Act.

•
We have published a Code of Conduct for our suppliers to provide direction on the expectations that the Company places on any firm that it does business with in terms of honesty, integrity and professionalism.

Privacy and Information Security
•
We maintain privacy policies, management oversight, accountability structures and technology design processes to protect private and personal data.

•
Our cyber-security program includes the strategy, framework, policies and standards to support the confidentiality, integrity and availability of our information assets, using a risk-based methodology consistent with applicable regulatory requirements.

•
Our information security program is overseen by senior management, the Risk Committee of the Board of Directors, and our Board of Directors. Our Board of Directors reviews our information security program at least annually.

•
We conduct mandatory teammate training on information security annually. We also provide ongoing information security education and awareness for teammates, including, without limitation, online training classes, mock phishing attacks and information security awareness materials.

•
We use independent third parties (i) to perform penetration testing of our infrastructure to help us better understand the effectiveness of our controls and improve defenses and (ii) to conduct assessments of our program for compliance with regulatory requirements and industry guidelines.

•
We have an incident response program in place that enables a coordinated response to mitigate the impact of, and recover from, any cyber-attacks and facilitate communication to internal and external stakeholders.

Community Engagement
•
We are committed to enhancing and improving the communities where our customers live, work and play. Our sponsorship and giving strategies allow us to engage with our teammates and partners to enrich the lives of the people we serve.

•
To maximize and encourage community service, we provide regular full-time teammates up to 16 hours of paid time off and part-time teammates up to eight hours of paid time off to participate in volunteer activities. Our teammates volunteered more than 3,500 hours of their time in 2019 and 1,208 hours in 2020.

•
We encourage teammate charitable giving through our MyGiving program, where the Bank matches up to $500 annually on a teammate’s eligible donations.

•
In 2019 through 2020, an aggregate of 251 organizations across our footprint received volunteer hours or in-kind donations from the Bank and our teammates.

•
In 2018, we invested approximately $42 million in our community through investments in tax credit and other funds and loans, with a focus on maintaining and building affordable housing units; and corporate sponsorships, with a focus on financial education for all ages, and support of university athletics, area festivals and family events.

•
In 2019, the Bank and its development partners were awarded grants in the aggregate amount of $2 million through a Federal Home Loan Bank (“FHLB”) Affordable Housing Program, and the Bank loaned funds, to enhance four development projects in Virginia with an aggregate of 317 rental units, representing approximately $50 million in residential development activity.

•
In 2020, the Bank was awarded grants in the aggregate amount of approximately $350,000 through an FHLB Affordable Housing Program, and the Bank loaned funds, to finance purchases of 60 homes valued in the aggregate amount of approximately $9.4 million. Additionally, in 2020, the Bank and a development partner were awarded a grant of $500,000 through an FHLB Affordable Housing Program, and the Bank loaned funds, to finance the development of 86 rental units, representing approximately $20.2 million in residential development activity.

•
We partner with Banzai, an online financial literary resource for students, to bring financial education into classrooms in the communities we serve, preparing students to manage their financial future. In 2020, we invested $150,000 to provide financial literacy education materials to students in 180 schools in our assessment area. To date, we’ve reached more than 100,000 students across Virginia through financial literacy programs.

Environment
•
In 2015 through 2019, we made payments in the aggregate amount of $50,000 under a five-year agreement, to support the VCU Rice Rivers Center, a facility devoted to freshwater research with a focus on expanding environmental knowledge and preserving the health of natural resources.

•
We support housing resiliency by, among other things, donations to Housing Virginia, an organization that offers housing flood mitigation education programs.

•
In 2020, we recycled 485,576 pounds of paper through our secure shred program. By doing so, we avoided 351,557 pounds of CO2 emissions,

conserved 1,214 cubic yards of landfill space, preserved 4,074 trees, saved 6,655,062 gallons of water and saved 548,701 kWh of electricity.
•
In 2020, we made energy efficiency improvements across the Company, including investing $346,310 to replace light fixtures in certain of our operations and branch locations to make them LED capable. All laptop and desktop computers purchased in 2020 were certified as EPEAT Silver or Gold; ENERGY STAR 6.1 or 7.1; RoHS-compliant. Additionally, in 2020, 100% of paper purchased by the Company was Sustainable Forestry Initiative — Certified Sourcing.

•
As of December 31, 2020, we had total loan commitments of $27 million for solar projects that are expected to generate 31 million kWh/year.

•
We have no credit exposure to the exploration, mining or extraction of coal, oil or natural gas.

DIRECTOR COMPENSATION
The Board of Directors determines the compensation of the non-employee members of the Board of Directors, based on recommendations from the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Compensation Committee reviews on at least a bi-annual basis or more frequently, if needed, data and analysis provided by Pearl Meyer, its independent compensation consultant, to assess the market competitiveness of the compensation structure for non-employee directors. Following that review, the Compensation Committee approves and recommends to the Board of Directors for approval a compensation structure that is intended to provide a mix between cash and equity compensation that is market competitive based on the same peer group that is utilized by the Compensation Committee when reviewing executive compensation. In 2020, all non-employee directors of the Company received a $50,000 annual retainer, paid quarterly in advance in unrestricted shares of the Company’s common stock. In addition, each non-employee director received a $35,000 annual cash retainer, paid quarterly in advance, which covers a maximum number of meetings during the year. In October 2020, the Board of Directors approved a change to the non-employee director compensation schedule effective February 1, 2021 that permits non-employee directors to elect, beginning with the second quarter in 2021, to receive all or a portion of the annual cash retainer payment in shares of the Company’s common stock in lieu of a cash payment. Any non-employee director attending a meeting above the maximum is paid an additional per-meeting fee of $1,000. In light of the additional time commitment required, the Chairman and the Vice Chairman of the Board of Directors and the non-employee directors serving as chairs or members of the various committees of the Board of Directors also receive additional cash retainers as described in greater detail in the director compensation table below. Mr. Asbury does not receive any additional compensation above his regular salary for his service as a director or for attending any Board of Directors or committee meetings.
Each member of the Board of Directors also serves as a director of the Bank (the “Bank Board”). Directors do not receive additional compensation for service on the Bank Board. Further, directors generally do not receive compensation for service on any committee of the Bank Board, and no such fees were paid in 2020.
Mr. Hansen is covered under a supplemental compensation agreement, as he elected to participate in a deferred supplemental compensation program that was offered to directors in 1985 by Union Bank and Trust Company, a predecessor of the Bank. To participate in the program, a director must have elected to forego the director’s fees that would otherwise have been payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate. The agreement provides that Mr. Hansen will receive from the Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon his “Normal Retirement Date,” which is defined in the agreement to be the last day of the month in which the director reaches age 65. The supplemental compensation agreement with Mr. Hansen calls for the Bank to pay him $22,299 per year for ten years upon reaching his Normal Retirement Date.

Director Michael W. Clarke, who resigned from the Board effective January 18, 2021, previously entered into a consulting agreement with the Company (the “Consulting Agreement”), effective as of February 1, 2019, in connection with the Company’s merger with Access National Corporation (“Access” and the “Access Merger”). Under the Consulting Agreement, in exchange for rendering general consulting services to the Company and the Bank, including, but not limited to, in connection with the integration of Access and Access National Bank into the Company and the Bank, Mr. Clarke received monthly compensation of $10,000. The Consulting Agreement terminated upon expiration of the initial term on January 31, 2020.
Prior to October 29, 2020, the Company’s Corporate Governance Guidelines contained director stock ownership guidelines that provided that each director is expected to acquire and maintain, at all times during his or her tenure as director, common stock in the amount awarded to the director by the Company as compensation during the first three (3) years of his or her membership on the Board of Directors. Effective October 29, 2020, the Board of Directors approved a change to the stock ownership requirements for non-employee directors to a minimum holding requirement of five (5) times the annual Board cash retainer amount with an accumulation period to January 1, 2024 for existing directors or five years from date of appointment or election for new directors.
The following table summarizes the director compensation paid by the Company during 2020.
2020 DIRECTOR COMPENSATION
Name ($)	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
L. Bradford Armstrong(5) . . . . . . . . . . .	17,000	4,164	—	—	21,164
Michael W. Clarke(6)	48,333	49,985	—	10,000	108,318
Patrick E. Corbin	65,500	49,985	—	—	115,485
Beverley E. Dalton	43,000	49,985	—	—	92,985
Frank Russell Ellett	48,333	49,985	—	—	98,318
Gregory L. Fisher	58,333	49,985	—	—	108,318
Daniel I. Hansen	52,000	49,985	13,040	—	115,025
Jan S. Hoover	51,000	49,985	—	—	100,985
Patrick J. McCann	65,500	49,985	—	—	115,485
W. Tayloe Murphy, Jr	51,667	49,985	—	—	101,652
Alan W. Myers	51,000	49,985	—	—	100,985
Thomas P. Rohman	51,000	49,985	—	—	100,985
Linda V. Schreiner	57,500	49,985	—	—	107,485
Thomas G. Snead, Jr	57,667	49,985	—	—	107,652
Ronald L Tillett	116,000	49,985	—	—	165,985
Keith L. Wampler	59,000	49,985	—	—	108,985
F. Blair Wimbush	52,500	49,985	—	—	102,485

(1)
Mr. Tillett received an additional $80,000 cash retainer for serving as Chairman of the Board of Directors. Mr. McCann received an additional $20,000 cash retainer for serving as the Vice Chairman of the Board of Directors. Mr. Corbin received an additional $20,000 cash retainer for serving as Chair of the Audit Committee; Ms. Schreiner received an additional $13,500 cash retainer for serving as Chair of the Compensation Committee; Mr. Murphy received an additional $3,333 cash retainer for serving as Chair of the Nominating and Corporate Governance Committee until May 2020; Mr. Snead received an additional $6,667 for serving as Chair of the Nominating and Corporate Governance Committee beginning in May 2020; Mr. Wampler received an additional $15,000 cash retainer for serving as Chair of the Risk Committee; and Mr. Fisher received an additional $10,000 cash retainer for serving as Chair of the Trust Committee. Members of the Audit, Compensation, Nominating and Corporate Governance, Risk and Trust Committees each received an additional $8,000 cash retainer. Members attending Executive Committee meetings received a $1,000 per meeting fee (or $500 for telephonic meetings lasting under an hour) for each meeting held during the year. Members of any Board approved Special Purpose Committee, as appointed by the Chairman of the Board, received a $500 per meeting fee.
(2)
Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for the second, third and fourth quarter retainers in 2020 of $29.74, $23.15 and $23.26, respectively, paid on March 2, June 1 and September 1, 2020, respectively, were based on the Company’s common stock closing price on February 28, May 29 and August 31, 2020, respectively. The grant date per share fair value of $29.91 for the first quarter 2021 retainer (paid in advance) paid on December 1, 2020 was based on the closing price of the Company’s common stock on November 30, 2020.

(3)
Messrs. Armstrong, Corbin, Tillett, and Wampler elected for 2020 to defer their stock awards, and Messrs. Armstrong, Corbin and Wampler elected for 2020 to defer their cash awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company. There were no above market or preferential earnings associated with the deferrals into this plan. For Mr. Hansen, this column represents the change in actuarial present value under his deferred supplemental compensation agreement for the prior year.

(4)
Includes fees paid to Mr. Clarke under the Consulting Agreement, which terminated upon expiration of the initial term on January 31, 2020.

(5)
Mr. Armstrong retired from the Board of Directors, effective at the 2020 annual meeting of shareholders.

(6)
Mr. Clarke resigned from the Board of Directors, effective January 18, 2021.

AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE
Principal Accounting Fees
The Company’s independent registered public accounting firm, EY, billed the following fees for services provided to the Company for the audit of the Company’s annual financial statements for the fiscal years 2020 and 2019 and for other services rendered by EY during those periods:
	2020	2019
Audit fees(1)	$1,556,625	$1,489,065
Audit-related fees(2)	35,625	75,000
Tax fees(3)	82,400	233,824
All Other fees(4)	—	213,486
Total	$1,674,650	$2,011,375

(1)
Audit fees: Audit and review services, consents, comfort letters in connection with securities offerings, review of documents filed with the SEC, including the 2020 and 2019 proxy statements and audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the Federal Deposit Insurance Corporation Improvement Act. In 2020, EY performed procedures over the adoption of the new credit losses accounting standards. In 2019, EY performed procedures over the purchase accounting and core conversion of Access National Bank and provided a review of filings related to the acquisition of Access National Corporation.

(2)
Audit-related fees: Includes the 2020 and 2019 audits of mortgage compliance and in 2019 an initial audit for HUD licensing.

(3)
Tax fees: EY provided tax compliance and other tax advisory services related to the Company in both 2020 and 2019. EY provided tax advisory services related to the Access Merger and Xenith Merger in 2019. No tax services are performed by EY to the Company for its directors and executive officers.

(4)
All Other fees: In 2019, EY provided advisory services on an FDIC assessment optimization project.

The Audit Committee notes that EY performed no services to the Company, other than those enumerated above, for 2020 or 2019. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.
Audit Committee Pre-Approval Policy
The Audit Committee, or a designated member of the Audit Committee, must pre-approve all auditing services, internal control related services and permitted non-audit services, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit, performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accountant’s independence. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members when appropriate, to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
Audit Committee Report
This Audit Committee Report was approved and adopted by the Audit Committee on February 25, 2021. The Board of the Company has a standing Audit Committee that currently consists of the independent directors whose names appear at the end of this report.
While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the Audit Committee has sole responsibility for the selection of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the compensation and oversight of the Company’s independent registered public accounting firm.
Prior to appointing the independent registered public accounting firm each year, the Audit Committee completes an annual evaluation of the independent registered public accounting firm’s qualifications, including assessing the firm’s quality of service, the firm’s quality of communication and interaction with the firm, the firm’s sufficiency of resources, and the firm’s independence, objectivity, and professional skepticism. This evaluation includes whether the firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm’s independence. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with the firm as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regards to engagement partner selection.
The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal controls over financial reporting were effective as of the end of the year.
In this context, the Audit Committee met and held discussions with management and representatives of EY with respect to the Company’s financial statements for the year ended December 31, 2020. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed with the independent registered public accounting firm the critical audit matters arising in the audit of the financial statements and identified in EY’s audit report, which is included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Committee also reviewed any other matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB.
The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring of the progress of remediation of noted control deficiencies, if any, until resolved.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee,
Patrick E. Corbin, Chairman
Frank Russell Ellett
Daniel I. Hansen
Jan S. Hoover

NAMED EXECUTIVE OFFICERS
The following persons, each of whom is an executive officer of the Company, are sometimes referred to in this proxy statement as the “named executive officers,” or the “NEOs.”
Name (Age)	Title and Principal Occupation During at Least the Past Five Years
John C. Asbury (55)	Chief Executive Officer of the Company since January 2017 and President since October 2016; Chief Executive Officer of the Bank since October 2016 and President of the Bank from October 2016 until September 2017 and May to September 2018; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014, after joining Regions Bank in March 2008 as Business Banking Division Executive; Senior Vice President at Bank of America in a variety of roles.
Robert M. Gorman (62)	Executive Vice President and Chief Financial Officer of the Company since joining the Company in July 2012; Senior Vice President and Director of Corporate Support Services in 2011, and Senior Vice President and Strategic Financial Officer of SunTrust Banks, Inc., from 2002 to 2011; serves as a member of the Board of Directors of certain of the Company’s affiliates.
Maria P. Tedesco (60)	Executive Vice President of the Company and President of the Bank since September 2018; Chief Operating Officer for Retail at BMO Harris Bank based in Chicago from 2016 to 2018; Senior Executive Vice President and Managing Director of the Retail Bank at Santander Bank, N.A. from 2013 to 2015; various positions with Citizens Financial Group, Inc. from 1994 to 2013.
David V. Ring (57)	Executive Vice President and Commercial Banking Group Executive since joining the Company in September 2017; Executive Vice President and Executive Managing Director at Huntington National Bank from December 2014 to May 2017; Managing Director and Head of Enterprise Banking at First Niagara Financial Group from April 2011 to December 2014; various positions at Wells Fargo and predecessor banks from January 1996 to April 2011, including Wholesale Banking Executive for Virginia to Massachusetts at Wachovia and Greater New York & Connecticut Region Manager.
M. Dean Brown (56)	Executive Vice President and Chief Information Officer & Head of Bank Operations since joining the Company in February 2015; Chief Information and Back Office Operations Officer of Intersections Inc. from 2012 to 2014; Chief Information Officer of Advance America from 2009 to 2012; Senior Vice President and General Manager of Revolution Money from 2007 to 2008; Executive Vice President, Chief Information Officer and Chief Operating Officer from 2006 to 2007, and Executive Vice President and Chief Information Officer from 2005 to 2007, of Upromise LLC.
OWNERSHIP OF COMPANY STOCK
The following table sets forth, as of March 10, 2021, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table in the “Compensation Discussion and Analysis” section below, (c) persons known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, and (d) all the current directors and executive officers of the Company as a group. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act. In general, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting or investment power. The table also includes shares of common stock that the individual has the right to acquire within 60 days of March 10, 2021 through the exercise of any option, warrant or right. None of the shares listed below are pledged as security. Percentage ownership is calculated based on 78,974,524 shares of the Company’s common stock outstanding as of March 10, 2021, except as noted below.
Name	Shares of Common Stock	Shares of Common Stock Subject to Exercisable Options	Total Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock
Directors:
Patrick E. Corbin	35,579(1)	—	35,579	*
Beverley E. Dalton	21,930	—	21,930	*
Frank Russell Ellett	12,708	—	12,708	*
Gregory L. Fisher	27,310(2)	—	27,310	*
Daniel I. Hansen	141,266(3)	—	141,266	*
Jan S. Hoover	26,917	—	26,917	*
Patrick J. McCann	23,273(4)	—	23,273	*
W. Tayloe Murphy, Jr.	164,966(5)	—	166,966	*
Alan W. Myers	32,937(6)	—	32,937	*
Thomas P. Rohman	12,601	—	12,601	*
Linda V. Schreiner	12,295	—	12,295	*
Thomas G. Snead, Jr.	42,307(7)	—	42,307	*
Ronald L. Tillett	33,976(8)	—	33,976	*
Keith L. Wampler	22,119(9)	—	22,119	*
F. Blair Wimbush	5,738(10)	—	5,738	*
Named Executive Offıcers:
John C. Asbury	136,960(11)	—	136,960	*
Robert M. Gorman	43,835(12)	—	43,835	*
Maria P. Tedesco	16,744(13)	—	16,744	*
David V. Ring	13,778(14)	—	13,778
M. Dean Brown	28,478(15)	—	28,478	*
All other executive offıcers	48,232(16)	—	48,232	*
All current executive offıcers and directors as a group: (23 persons)	903,948	—	903,948	1.14%
5% Shareholders:
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,642,280	—	4,642,280(17)	5.9%(17)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,704,474	—	5,704,474(18)	7.2%(18)
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,155,991	—	7,155,991(19)	9.09%(19)

Name	Shares of Common Stock	Shares of Common Stock Subject to Exercisable Options	Total Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock
Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	6,473,886	—	6,473,886(20)	8.22%(20)

*
Represents less than 1% of the Company’s common stock.

(1)
Includes 4,755 shares of phantom stock allocated to Mr. Corbin’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(2)
Includes 6,726 shares of common stock registered in the name of Mr. Fisher’s spouse.

(3)
Includes 140,524 shares of common stock held jointly by Mr. Hansen and his spouse and 742 shares of common stock held by Mr. Hansen’s spouse as co-trustee of a parent’s trust.

(4)
Includes 201 shares of common stock registered in the name of Mr. McCann’s spouse.

(5)
Includes 2,772 shares of common stock held by Mr. Murphy as Trustee of his late spouse’s estate.

(6)
Includes 1,000 shares of common stock registered in the name of Mr. Myers’s spouse.

(7)
Includes 37,322 shares of common stock held indirectly by Mr. Snead as Trustee and settlor of a trust.

(8)
Includes 5,813 shares of phantom stock allocated to Mr. Tillett’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(9)
Includes 9,233 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(10)
Includes 1,941 shares of phantom stock allocated to Mr. Wimbush’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(11)
Includes 29,621 shares of restricted stock over which Mr. Asbury has no investment power until such shares vest.

(12)
Includes 11,215 shares of restricted stock over which Mr. Gorman has no investment power until such shares vest.

(13)
Includes 11,185 shares of restricted stock over which Ms. Tedesco has no investment power until such shares vest. In addition to the shares of common stock reported in the table, as of March 10, 2021, Ms. Tedesco also held 800 Depositary Shares. No other executive officer or director owns Depositary Shares.

(14)
Includes 7,438 shares of restricted stock over which Mr. Ring has no investment power until such shares vest.

(15)
Includes 6,764 shares of restricted stock over which Mr. Brown has no investment power until such shares vest.

(16)
Includes shares of common stock (including 14,295 shares of restricted stock over which they have no investment power until such shares vest) held by David G. Bilko, Loreen A. Lagatta and Shawn E. O’Brien.

(17)
This information as of December 31, 2020 is based solely on Amendment No. 6 to Schedule 13G filed with the SEC on February 12, 2021, which reported sole voting power over 4,524,860 shares and sole dispositive power over 4,642,280 shares. Dimensional Fund Advisors LP (“Dimensional”) is a registered investment advisor and may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment advisor, sub-advisor and/or manager. Dimensional disclaims beneficial ownership of all such shares.

(18)
This information as of December 31, 2020 is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on January 29, 2021, which reported sole voting power over 5,572,761 shares and sole dispositive power over 5,704,474 shares.

(19)
This information as of December 31, 2020 is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2021, which reported that The Vanguard Group had sole voting power over 0 shares and sole dispositive power over 7,014,578 shares and shared voting power over 77,599 shares and shared dispositive power over 141,413 shares.

(20)
This information as of December 31, 2020 is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 3, 2021, which reported that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power over 5,607,876 shares and shared dispositive power over 6,473,886 shares and Wellington Management Company LLP had shared voting power over 5,177,794 shares and shared dispositive power over 5,867,036 shares.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
During 2020 the Company’s leadership team demonstrated resilience and agility while navigating through the challenges of the COVID-19 pandemic. The Company’s leadership team focused on helping the Company’s customers weather the storm, while, at the same time, continuing to operate under a soundness, profitability and growth model in an effort to continue to deliver top-tier financial performance for its shareholders.
In 2020 the interest rate environment declined more than anticipated putting pressure on earnings, and government support for the pandemic required quick action by the Company to administer the Small Business Administration’s Paycheck Protection Program (“PPP”) loans and stimulus receipts. In addition, many actions were taken to support remote capability and to ensure the safety and well-being of both the Company’s teammates and customers.
The Company’s executive compensation programs are designed to attract, retain, pay for performance and motivate the leadership team, even during times of uncertainty, and include a mix of fixed and variable compensation with both short- and long-term incentives used to drive sustained growth and profitability of the Company. This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and philosophy underlying the Company’s executive compensation programs, focusing on the named executive officers (also referred to as NEOs).
The Compensation Committee considered the impact of COVID-19 on the Company’s executive compensation programs and did not make any design modifications to the programs for 2020. However, corporate performance goal targets for the short-term incentive plan that were established at the beginning of the fiscal year, prior to the onset of COVID-19 as a global pandemic, were adjusted to reflect a revised business plan that was approved by the Board in May 2020 in consideration of the pandemic’s impact on the Company’s financial performance in 2020. No adjustments were made to outstanding performance share awards.
For purposes of this Compensation Discussion and Analysis, the current NEOs are as follows:
•
John C. Asbury, President and CEO of the Company and CEO of Atlantic Union Bank

•
Robert M. Gorman, Executive Vice President and Chief Financial Officer of the Company (“CFO”)

•
Maria P. Tedesco, Executive Vice President of the Company and President of Atlantic Union Bank

•
David V. Ring, Executive Vice President of the Company and Commercial Banking Group Executive of Atlantic Union Bank

•
M. Dean Brown, Executive Vice President of the Company and Chief Information Officer & Head of Enterprise Operations of Atlantic Union Bank (“CIO”)

In this Compensation Discussion and Analysis, the Company’s executive officers, including, but not limited to, the NEOs are sometimes referred to as the “Executive Group.” This section of the proxy statement informs shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.
At the 2020 annual meeting of shareholders, 94% of the Company’s shareholders who voted on the matter approved, on an advisory basis, the NEOs’ compensation, as described in the Company’s 2020 proxy statement. The Compensation Committee considered the result of the shareholder vote in determining executive compensation policies and decisions since the 2020 annual meeting of shareholders. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. Nonetheless, because market practice and the Company’s business needs continue to evolve, the Compensation Committee continually evaluates the compensation programs and makes changes when warranted.

Executive Summary
The Company’s executive compensation programs are designed to link the compensation that its Executive Group receives through the Company’s various incentive plans to its financial performance. In making compensation decisions, the Compensation Committee considers market practices and compensation levels, the Company’s performance and good governance practices. The Company’s goal is to ensure that its compensation programs are competitive in attracting, motivating, and retaining high level executive talent, commensurate with its financial performance, and are generally aligned with the interests of its shareholders.
Each compensation element is generally targeted to the median of “market,” which is defined through the use of a select peer group and survey data the Compensation Committee deems comparable. The incentive programs are designed so that superior financial performance should result in total compensation higher than the median of the Company’s peers while substandard financial performance should result in total compensation lower than the median of its peers.
When setting goals and objectives under the various compensation programs, the Compensation Committee considers the overall corporate strategy and how the goals enhance and support the strategy. In 2020, the Company navigated through significant uncertainty stemming from the pandemic and a lower than expected interest rate environment. Even with these challenges, the leadership team stayed committed to delivering solid financial results and achieving top-tier financial performance.
Over the last five years the Company has grown through disciplined expansion from $7.7 billion to over $19 billion in total assets. During this time the Company made significant investments in both people and infrastructure to ensure that the right leaders, systems and processes are in place to continue to deliver solid financial results. Despite the negative impact of COVID-19 on the overall banking industry’s total shareholder returns over the short-term horizon, the Company has consistently delivered returns to its shareholders that are above the median of its compensation peer group. The Compensation Committee considers this level of peer performance, along with other factors, when determining incentive compensation awards.
The source data for the above graphs is S&P Global Market Intelligence which standardizes financial data to assist with comparisons across multiple companies. As such, the standardized data presented for us and as the median of the compensation peers may differ from actual calculations, which do not take into account such standardizations.
When reviewing management performance, the Compensation Committee focuses on the four key performance measures included in the Company’s Management Incentive Plan (“MIP”), the Company’s short-term incentive compensation plan. These measures are net earnings, return on assets (“ROA”), return on tangible common equity (“ROTCE”) and efficiency ratio. The following table illustrates the Company’s performance over the past five-year period as reported in accordance with generally accepted accounting principles, or GAAP. Adjustments to these reported figures are considered by the Committee when determining incentive compensation awards based on the nature of the items and whether or not the inclusion or exclusion is in the best interests of the Company and its shareholders. Such adjustments for 2020 are discussed in the Short-Term Incentive Compensation section of this proxy statement.

	2016	2017	2018	2019	2020
Total Assets	$8.43B	$9.32B	$13.77B	$17.56B	$19.63B
Net Income	$77.48M	$72.92M	$146.25M	$193.53M	$158.23M
ROA	0.96%	0.83%	1.11%	1.15%	0.83%
ROTCE	12.14%	10.75%	14.40%	14.26%	11.18%
Efficiency Ratio	65.81%	66.09%	63.62%	62.37%	60.19%
Dividends Paid	$0.77	$0.81	$0.88	$0.96	$1.00
Below are some additional highlights of the Company’s performance for 2020 in support of its strategic plan, as well as in reaction to the pandemic and other challenges:
•
Pivoted, with little disruption, to a new operating model with over 90% of non-branch personnel working remotely from March 2020 through year-end.

•
Processed more than 11,000 PPP loans, which provided approximately $1.7 billion of additional funds to businesses in our communities.

•
Consolidated 15 branches, or nearly 10% of the branch network, as one of many expense reduction actions.

•
Issued and sold 6,900,000 depositary shares, each representing a 1/400th ownership interest in a share of the Company’s 6.875% Perpetual Non-Cumulative Preferred Stock, Series A (“Series A Preferred Stock”), on June 9, 2020, with net proceeds received from the issuance of approximately $166.4 million used for general corporate purposes in the ordinary course of the Company’s business.

•
Expanded commitments to Virginia Center for Inclusive Communities (VCIC) and Virginia State University (VSU) with the goal of accelerating efforts to create stronger and more inclusive communities. These two combined financial contributions represent the largest philanthropic investment in the Company’s history.

In addition, the following are some of the key compensation highlights for 2020 in support of the Company’s leadership and performance:
•
Base salaries of the NEOs were adjusted to ensure competitiveness with the market median of the selected compensation peer group as well as to reflect individual performance, skills and experience.

•
Payments under the MIP, the Company’s short-term incentive compensation plan, were made to the NEOs ranging from 50% to 105% of base salary. These payouts reflected a weighted average achievement of 102% of the performance targets for all corporate goals, which were comprised of goals relating to net operating earnings, operating ROA, operating ROTCE, and operating efficiency ratio.

•
Equity awards were made in the form of time-based restricted stock and performance share units under the Company’s long-term incentive program.

•
Previously granted performance share units with a three-year performance period ended December 31, 2019 vested in 2020 at a percentage of 172% as the Company’s TSR ranked at the 86th percentile of the TSR of the banks comprising the KBW Regional Banking Index at the end of the period.

These actions are in addition to the other best practices embedded in the Company’s executive compensation programs designed to ensure that the Compensation Committee maintains effective governance and oversight of the programs. The chart below illustrates the Company’s compensation governance model and its continual processes.

Business strategy
Compensation philosophy
Market trends & analysis
Eligibility
Select metrics
Risk, compliance & legal assessments
Scenario modeling & costing
Plan approval
Goal Setting
Budgeting, forecasting and accruals
Alignment & Design
Goal Setting & Budgeting
Plan Evaluation
Plan Administration
Review plan performance and effectiveness
Risk assessment
Decision plan renewal
Communicate and report
Collect & validate performance data
Calculate award amounts
Approve payouts
Teammate inquiry and dispute resolution

In addition to the above, the table below summarizes what the Company does and does not do with respect to its compensation governance practices and demonstrates that the Company’s practices are designed to encourage actions that are in the long-term interests of its shareholders.
What the Company Does

Pay for Performance
•
The Company bases its annual incentive compensation programs on the achievement of key performance measures that are tied directly to the business strategy and shareholder value.

•
Performance share units deliver value to executives according to pre-determined financial metrics, to the extent performance goals are achieved.

Emphasize Long-term Performance • Equity programs reward performance over a three-year time horizon.
Stock Ownership Commitment • Stock ownership guidelines generally align the interests of management with the interests of shareholders.

Clawbacks
•
The Compensation Clawback Policy generally requires the recoupment of any excess incentive compensation paid to the NEOs, other executive officers or other recipients of incentive-based compensation if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws.

Risk Management
•
The Company’s compensation plans are evaluated annually by the Company’s risk management group as part of the Company’s enterprise risk management reviews. The reviews are intended to identify areas of potential risk and opportunity that can be discussed with management or the Compensation Committee. The Compensation Committee reviews the results of the risk reviews as part of its effort to ensure the compensation plans do not encourage imprudent risk taking.

•
All executive compensation incentive program payouts and awards are reviewed by the Company’s internal audit department personnel prior to approval by the Compensation Committee.

Compensation Benchmarking • The Company uses a defined peer group for benchmarking, and the Compensation Committee annually reviews the peer group to ensure ongoing relevance of each selected peer.
Obtain Advice from Independent Advisor • The Compensation Committee uses the services of an independent compensation consultant.
What the Company Does Not Do

No Hedging or Pledging of Company Stock
•
In accordance with its Policy Statement on Insider Trading (the “Insider Trading Policy”), the Company prohibits all directors and employees from entering into any transaction designed to hedge or offset any change in the market value of Company stock (including short sales, puts, calls, swaps or other derivatives, and all other similar transactions).

•
In addition, the Insider Trading Policy discourages all employees and prohibits “Section 16 Insiders” and “Covered Persons” (as designated in the Insider Trading Policy) from holding Company stock in a brokerage margin account or pledging Company stock as collateral for a loan.

No Extensive Use of Employment Agreements • The Company limits the use of employment agreements to the CEO and CFO. All other executives are covered under the Company’s Executive Severance Plan.
No Golden Parachute Tax Gross-ups • The Company does not allow for tax gross-ups under employment agreements or other severance plans.
No “Single Trigger” Events • Vesting connected with a change in control requires a qualifying termination of employment if the acquirer assumes outstanding equity awards.
No Multi-Year Compensation Guarantees • No agreement or other plan of the Company provides for any multi-year compensation guarantees.
No Unearned Dividends Paid on Performance Based Awards • The Company does not accrue or pay dividend equivalents on performance-based awards during performance periods.

Compensation Philosophy and Objectives
The Company’s “total compensation philosophy” related to executive compensation is to provide competitive, market-based total compensation programs that are aligned with the Company’s short- and long- term business strategies, tied to Company performance, and supportive of the interests of its shareholders.
Within this framework, the Company observes the following principles:
Pay for performance:   To reflect a balance between fixed and at-risk compensation, performance-based cash incentive programs are used for executives. Payouts under these programs vary with performance against both annual Company goals and individual objectives. Members of the Executive Group are rewarded for achieving targeted performance against the Company’s operational and financial goals, as well as individual growth objectives, and are provided with an incentive to achieve greater financial results for greater financial rewards.
Reward long-term growth and profitability:   To provide rewards that encourage retention, promote performance and increase the level of at-risk compensation, members of the Executive Group are granted equity-based awards with vesting periods generally no less than three years. These awards are designed to reward the execution and achievement of long-term results.
Align compensation with shareholder interests:   The interests of the Company’s Executive Group are generally aligned with those of its shareholders through the risks and rewards of the ownership of the Company’s common stock.
Attract and retain highly qualified executives:   Members of the Executive Group have base salaries that are market competitive with the Company’s identified industry peer group and permit the Company to hire and retain high quality individuals at all levels. Several compensation programs include the use of long-term equity compensation to encourage retention. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.
Ensure proper governance practices:   Policies and procedures around executive compensation programs are designed to prevent or mitigate excessive risk-taking by balancing short- and long- term rewards. All performance-based plans maintain both threshold and maximum levels of payout as well as clawback provisions. Program flexibility is also provided to respond to the changing dynamics within the banking industry. Each compensation element is generally targeted to the median of the market, which is defined through the use of a select peer group and survey data the Compensation Committee deems comparable. The compensation programs and review process are designed to allow for adjustments for individual variances in experience, skills and contributions.
Role of the Compensation Committee
In accordance with the Compensation Committee’s charter (which is on the Company’s website at https://investors.atlanticunionbank.com/govdocs), the Compensation Committee met eight times during 2020. The principal duties of the Compensation Committee are to:
•
review and recommend to the Board for approval the compensation of the CEO. The CEO does not deliberate in regard to his own compensation and is not present during discussions concerning his compensation;

•
provide continuous oversight of executive compensation plans and ensure they adhere to the Company’s overall total compensation philosophy, including an appropriate balance between risk and financial results;

•
review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd-Frank Act, certain SEC disclosure rules and NASDAQ Stock Market rules and regulations;

•
approve the MIP corporate goals and objectives relevant to the Executive Group and evaluate the Company’s and each executive’s performance against those goals and objectives;

•
recommend to the Board the compensation components for each member of the Executive Group, taking into consideration the CEO’s compensation recommendations for them; and

•
review and recommend to the Board the appropriate level and type of compensation for service by non-employee members of the Board and Board committees.

Compensation Consultants
During 2020, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, to provide comprehensive consulting services to the Compensation Committee, including to:
•
provide information regarding base salary ranges and recommendations for the Executive Group;

•
assist in the development of compensation guidelines used during the executive hiring process;

•
review the Compensation Discussion and Analysis section of the proxy statement;

•
assist in developing goals for the short- and long-term incentive plans;

•
update the Compensation Committee about regulatory matters and trends;

•
assist with the development of 2020 executive compensation decisions; and

•
attend Compensation Committee meetings.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee analyzed whether the work of Pearl Meyer raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenues; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with any executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company have not created any conflicts of interest.
Compensation Benchmarking and Decisions
The Company conducts annually a benchmarking and peer group exercise with the Compensation Committee and with the assistance of Pearl Meyer. In September 2019, Pearl Meyer presented a review of the Company’s peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with assets as of the end of the second quarter of 2019 ranging from approximately 50% to 200% of the Company’s asset size. The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2020 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, geographical location, organizational structure and governance, number of employees, number of branch offices, and service offerings.
Following selection and approval by the Compensation Committee of the peer group, the Company was positioned near the median of the group in terms of asset size. As a result, during 2020, the Compensation Committee compared the principal elements of total direct compensation against the peers listed below:
BancorpSouth Bank	Renasant Corporation
Berkshire Hills Bancorp, Inc.	Simmons First National Corporation
CenterState Bank Corporation(1)	South State Corporation
First Financial Bancorp.	Sterling Bancorp
First Midwest Bancorp, Inc.	TowneBank

Fulton Financial Corporation	Trustmark Corporation
Great Western Bancorp, Inc.	UMB Financial Corporation
Hancock Whitney Corporation	United Bankshares, Inc.
Heartland Financial USA, Inc.	United Community Banks, Inc.
Home BancShares, Inc.	Webster Financial Corporation
Old National Bancorp	WesBanco, Inc.
Pinnacle Financial Partners, Inc.

(1)
CenterState Bank Corporation merged with South State Corporation on June 7, 2020.

In addition to the selected peer group, the Compensation Committee also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.
As part of the annual benchmarking exercise, the Compensation Committee reviewed relevant market and survey data and analyses provided by Pearl Meyer. The data used in this exercise primarily included national data from the following:
•
Pearl Meyer, 2019 National Banking Compensation Survey;

•
McLagan, 2019 Regional and Community Banking Compensation Survey;

•
Kenexa, 2019 CompAnalyst Market Database;

•
Midsize Bank Coalition of America, 2018 Executive Compensation Survey;

•
Custom peer group proxy filings; and

•
Additional proprietary survey sources.

Executive positions were matched to the survey and/or proxy data based on job duties using the appropriate scope for asset size. In addition to reviewing the respective data, the Compensation Committee considered recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resource Officer (“CHRO”), in making decisions on compensation.
Compensation Risk Assessment
The Company’s risk management group annually evaluates the Company’s compensation programs as part of its enterprise risk management review. The evaluations include, but are not limited to, the performance metrics, approval mechanisms and related characteristics of selected Company compensation policies and programs. The goal of the review is to determine whether any of these policies or programs could create risks that may have a material adverse effect on the Company. To date, these reviews have found the compensation programs do not present undue risk for the Company. The Compensation Committee considers the results of these reviews and also regularly reviews the incentive compensation arrangements to ensure that such arrangements do not encourage the NEOs to take unnecessary or excessive risks that would have a material adverse effect on the Company.
Elements of Compensation
Annually, the Compensation Committee evaluates the elements of executive compensation. For 2020, the principal components of compensation for members of the Executive Group were:
Base Salary: Paid to recognize the day-to-day duties and responsibilities of members of the Executive Group.
Short-Term Performance-Based Cash Incentive Opportunity:   Members of the Executive Group have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company’s corporate goals and the executive’s personal objectives.

Long-Term Incentive Opportunity — Time-Based Restricted Stock and Performance-Based Awards:    Members of the Executive Group participate in long-term incentive opportunities that link a significant portion of their total compensation to increasing shareholder value.
Incentive or variable compensation for an individual executive may become a larger percentage of the executive’s total direct compensation when he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company. The table below reflects this larger percentage of variable compensation in the CEO’s target and actual compensation mix for 2020.
Generally, the Compensation Committee targets base salary compensation and the various percentages used to calculate short- and long-term incentive opportunities at the median of the selected peer group market data. For 2020, targeted executive compensation levels were considered in-line with the respective market benchmarks for all components.
Targeted Compensation Levels Relative to Peer Group
Element	Percent of Median
Base Salaries	98%
Target Total Cash Compensation	103%
Target Total Direct Compensation	104%
The elements of compensation are described in detail below and are detailed in the Summary Compensation Table as well as in the other tables following this Compensation Discussion and Analysis.
Base Salary
In early 2020, the Compensation Committee recommended base salaries for the NEOs, which were approved by the Board on February 20, 2020. The Compensation Committee approved larger base salary increases for Mr. Asbury and Ms. Tedesco to better align their pay opportunity with the median of the selected peer group market data. As a result, the NEO base salaries effective March 1, 2020 were:
Name	2020 Base Salary	% Increase from 2019
John C. Asbury	$832,000	4.0%
Robert M. Gorman	$424,634	3.0%
Maria P. Tedesco	$489,060	4.0%
David V. Ring	$393,382	3.0%
M. Dean Brown	$369,910	3.0%

Short-Term Incentive Compensation
The MIP, or Management Incentive Plan, is the Company’s short-term incentive compensation plan. The MIP is an annual plan that begins each January 1, the first day of the Company’s fiscal year.
•
The Compensation Committee administers the MIP and has final authority with respect to all matters or disputes relating to the plan.

•
Award payouts range from 0% to 150% of an executive’s target opportunity based on achieving certain levels of performance.

Payouts under the MIP are subject to the terms of the Company’s Compensation Clawback Policy, as well as any similar provisions of applicable law or regulation.
In addition, unless the Compensation Committee determines otherwise, no awards will be paid under the MIP, regardless of performance against the specified measures, if (1) any regulatory agency issues a formal enforcement action, memorandum of understanding or other negative directive action and the Compensation Committee considers it imprudent to pay awards under the MIP, or (2) after a review of the Company’s credit quality measures the Compensation Committee considers it imprudent to pay awards under the MIP.
Taking into consideration the recommendations of Pearl Meyer and the CEO’s recommendations for the other NEOs, the Compensation Committee assigns each NEO an incentive award target as a percentage of year end base salary. The Compensation Committee also assigns each NEO a weighting between the corporate and individual/divisional goals.
Based on the Compensation Committee’s September 2019 executive compensation review, the Compensation Committee recommended to the Board for approval changes to the short-term incentive target opportunities for Messrs. Asbury and Gorman and Ms. Tedesco. These changes were made to better align the target cash compensation opportunity for these positions to that of the market median of the peer group. Listed below are each NEO’s targeted percentages and weightings for the 2020 MIP:
Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting
John C. Asbury	90%	80%	20%
Robert M. Gorman	55%	80%	20%
Maria P. Tedesco	65%	80%	20%
David V. Ring	45%	40%	60%
M. Dean Brown	45%	60%	40%
Corporate Goals
For most NEOs, the largest portion of the MIP payouts is based on achievement of corporate performance measures. The Compensation Committee reviewed and approved the 2020 corporate performance measures and weightings of the MIP taking into consideration quantitative data and considering projected performance in light of events affecting the Company from an economic, regulatory and operational perspective. Target corporate performance is based on the 2020 corporate plan as approved by the Board. In connection with the declaration of COVID-19 as a pandemic, in March of 2020, the Federal Reserve took emergency action to reduce short term interest rates to near zero, long term Treasury rates plunged to record lows, the Company increased its CECL reserve to prepare for the expected recession and initiated expense reduction actions. As a result, in May 2020 the Board approved a revised plan taking into account all anticipated operating changes for the remainder of the year.

The corporate performance measures, based on the May 2020 revised plan, and their respective weightings as approved by the Compensation Committee for use in calculating incentive payouts under the MIP are outlined below (dollars in thousands):
Corporate Performance Measure	Weighting	Threshold	Target	Superior
Net Operating Income	25%	$152,615	$167,709	$176,094
Operating Return on Assets	20%	0.83%	0.91%	0.97%
Operating Return on Tangible Common Equity	30%	11.14%	12.24%	12.87%
Operating Efficiency Ratio	25%	54.86%	50.33%	47.81%
	100%
Individual Goals
Most of the NEOs have a smaller portion of their MIP payouts based on individual goals. For each NEO, the CEO evaluates individual performance against the relevant individual/divisional goals, determines whether the NEO met his or her individual goals for the plan year, and provides the information to the Compensation Committee as needed to assist with recommendations and decisions.
In 2020, Mr. Asbury’s individual goals centered on the ability of the Company to deliver on its strategic priorities of portfolio and revenue diversification, core funding growth, digital capability strengthening, management of teammates to achieve higher levels of performance, identification of ways to make banking easier for customers, and capitalization of strategic opportunities in the market.
Mr. Gorman’s individual goals for 2020 were based on proactively leading and managing Company-wide programs to reduce non-interest expenses in light of the lower for longer interest rate environment. He was also responsible for leading and supporting the efforts to adjust financial plans and forecasts throughout the year including leading the effort to issue $172.5 million of preferred stock during the year. In addition, his goals included leading the coordinated process to aggressively reduce deposit rates and the deposit exception population. Mr. Gorman was expected to oversee readiness efforts of the LIBOR replacement project to ensure the Bank is in position to successfully phase-out LIBOR and transition to the new replacement index rate by 2021.
Ms. Tedesco’s individual goals for 2020 included executing on the strategic plan and initiatives and building out a stronger regulatory and compliance structure. In addition, she was tasked with co-leading the PPP strategy and implementation for the Bank, and pivoting to drive guidance and support to the Company’s COVID-19 response efforts. Ms. Tedesco was also expected to help drive programs to improve operational results and efficiency and to create a culture of customer centricity and differentiated service by enhancing digital capabilities, improving product offerings and leveraging analytics.
Mr. Ring’s individual goals for 2020 were developed to focus on enhancing the Commercial Banking Group’s efficiency, scalability, standardized operating models, and risk management controls. He was expected to play a significant role in maintaining credit quality through the economic downturn and related pandemic issues. In addition, his goals included the successful integration of the Atlantic Union Equipment Finance division and continual development of the commercial organization including a restructuring plan. In addition, he was expected to focus on building relations with third party associations, businesses, social groups and other organizations that are beneficial to achieve the Bank’s mission and strategy.
Mr. Brown’s individual goals for 2020 quickly pivoted to mobilizing a remote workforce inclusive of information technology and facilities logistics and systems. He was also tasked with co-leading the PPP strategy and implementation of the Bank through systems, processes and people. Mr. Brown was expected to continue development of a merger and integration playbook in preparation for future activities. In addition, his goals included delivering on business priorities by meeting service level agreements and providing business-level support through the project management office.
Award Payouts
Payouts were made to the NEOs under the 2020 MIP based on their achievement of both corporate and individual goals. The Compensation Committee has discretion under the MIP to withhold or adjust any incentive compensation in its sole discretion as it deems appropriate; the Compensation Committee did not make any adjustments under the MIP for 2020.
The portion of payouts under the 2020 MIP that were based on performance against corporate measures were based on actual corporate results assessed against threshold, target and superior performance levels as described above. Payouts for performance between threshold and superior were calculated using straight line interpolation using a 10% payout for threshold performance, a 100% payout for target performance, and a 150% payout for superior performance. The following table shows the Company’s performance against each corporate performance measure and the resulting payout percentage (dollars in thousands):
Corporate Performance Measure	Weighting	Actual Results		Achievement %	Payout %
Net Operating Income(1)	25%	$177,753	Above Superior	106%	150%
Operating Return on Assets(2)	20%	0.93%	Slightly above Target	102%	118%
Operating Return on Tangible Common Equity(3)	30%	12.49%	Slightly above Target	102%	120%
Operating Efficiency Ratio(4)	25%	52.07%	Below Target	97%	65%
	100%				113%

(1)
Net operating income is net income adjusted for the after-tax impact of OREO valuation adjustments, securities gains, branch closures, COVID-19 business continuity expenses, gains and losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), insurance proceeds from a bank-owned life insurance contract, and the recovery on a previously charged off loan.

(2)
The net income amounts utilized in operating ROA are adjusted for the same items as reflected in Footnote 1 above related to net operating income.

(3)
The net income amounts utilized in operating ROTCE are adjusted for the same items as reflected in Footnote 1 above related to net operating income.

(4)
The noninterest expense utilized in the operating efficiency ratio is adjusted for the amortization of intangible assets, loss related to balance sheet repositioning, COVID-19 business continuity expenses, branch closures and OREO valuation adjustments. The noninterest income utilized in this calculation is adjusted for balance sheet repositioning, insurance proceeds from a bank-owned life insurance contract, securities gains and the recovery on a previously charged off loan.

With respect to individual/divisional goals, payouts under the 2020 MIP were based on performance against both qualitative and quantitative goals. The following table describes the respective NEO’s achievement against his or her individual/divisional goals under the MIP for 2020 and the payout percentage, in each case as approved by the Compensation Committee with respect to each NEO:
Name	Actual Results	Payout %
John C. Asbury	Exceeded expectations in his ability to deliver on the strategic priorities and to drive the corporate results during a year of uncertainty as a result of the global pandemic. Demonstrated flexibility to capitalize on an unexpected opportunity through the PPP loan program. Maintained strong interactions with internal and external customers, analysts, industry and community leaders and created a very positive culture across the organization.	130%
Robert M. Gorman	Led the initiative to reduce non-interest expense resulting in approximately $24 million in reduced expense run-rate. Developed a revised strategic roadmap to support the lower interest rate environment, adding an increased focus on potential merger and acquisition activity. Aggressively	125%

Name	Actual Results	Payout %
	executed several balance sheet restructuring positions, and maintained a higher performing investment portfolio with above average returns and peer rankings.
Maria P. Tedesco	Led all business line strategic plans and despite the additional challenges of PPP and the pandemic, all planned initiatives for 2020 were completed with some being reprioritized to leverage opportunity. Stood up a first line of defense team with better oversight of remediation, measurement and reporting. Led the PPP team to organize around the Bank’s PPP efforts to deliver over 11,700 applications with high levels of customer satisfaction and new account acquisition.	125%
David V. Ring	Successfully achieved all stated goals and outperformed the financial plan with respect to integrating the Atlantic Union Equipment Finance team. Developed a Commercial Banking Group-specific strategic plan, focused on process improvements and a full-scale reorganization to enable scalability for future acquisitions and line of business segments. Delivered strong financial performance in the commercial segments and championed credit risk soundness initiatives, leading to a strong and sound credit portfolio, with minimal past dues and charge offs. Achieved the #1 504 SBA lender for the second year in a row.	110%
M. Dean Brown	Enabled a mostly remote workforce with little to no business interruption. Played a significant role in the mobilization of staff and resources in support of the PPP loan application process. Updated processes, procedures, methodologies and prioritization of projects through the project management office with a high customer satisfaction rating score. Met or exceeded the majority of service level agreements in both information technology and bank operations.	125%
While performance as assessed under both the corporate and individual components of the MIP for all NEOs resulted in above target payouts, at the recommendation of the CEO, any amount earned above the individual’s targeted incentive amount under the MIP for the NEOs was paid in a restricted stock award with a one-year vesting requirement. The Compensation Committee considered this decision as a way to balance recognition of achievement of results under a revised business plan with uncertain predictability, with promoting retention and ownership through equity for amounts earned for performance above targeted results. Thus, in early 2021, the Compensation Committee and the Company’s Board of Directors approved the following payouts to the NEOs under the MIP for 2020:
Name	Cash Payout	Equity Payout	Total Payout	% of Base Salary
John C. Asbury	$748,800	$122,803	$871,603	104.8%
Robert M. Gorman	$233,549	$35,966	$269,515	63.5%
Maria P. Tedesco	$317,889	$48,955	$366,844	75.0%
David V. Ring	$177,022	$19,826	$196,848	50.0%
M. Dean Brown	$166,460	$29,630	$196,090	53.0%
Long-Term Incentive Compensation
Long-term incentive compensation is provided to members of the Executive Group to reward them for the execution and achievement of long-term results and to generally align their interests with those of the Company’s shareholders. The Compensation Committee approves long-term incentive compensation awards annually. The Compensation Committee does not time the approval of awards based on information, either positive or negative, about the Company that has not been publicly disseminated.
In making long-term incentive compensation determinations, the Compensation Committee considers the following:
•
the Company’s performance relative to peers;

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industry-specific survey results;

•
the data and opinions offered by Pearl Meyer, the Compensation Committee’s independent compensation consultant;

•
the Company’s earnings, growth, and risk management practices and results; and

•
in determining the type of award to be granted, the accounting and tax treatment of the award for both the Company and the recipient.

The Company also maintains stock ownership guidelines to support the objective of increasing the amount of Company common stock owned by NEOs and certain other members of management to align the financial interests of management with the general financial interests of shareholders, and to ensure that management has a significant stake in the organization’s long-term success.
Stock Incentive Plan
As of December 31, 2020, the Company had outstanding equity awards to NEOs granted under the Atlantic Union Bankshares Corporation Stock and Incentive Plan (“AUB SIP”).
The AUB SIP makes 2,500,000 shares of the Company’s common stock available for granting stock awards in the form of stock options, restricted stock, restricted stock units, stock awards, performance share units and performance cash awards to eligible employees and non-employee directors of the Company and its subsidiaries. The Compensation Committee administers the AUB SIP and has discretion with respect to determining whether, when, and to whom awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule, subject in the case of NEOs to Board approval. As of December 31, 2020, there were 666,858 shares remaining in the AUB SIP for specific grants and awards.
On February 23, 2021, the Board of Directors voted to amend and restate the AUB SIP as set forth in the amended and restated Atlantic Union Bankshares Corporation Stock and Incentive Plan (the “2021 Amended and Restated SIP”). The 2021 Amended and Restated SIP will become effective as of May 4, 2021 if approved by the Company’s shareholders at the Annual Meeting on that date. The 2021 Amended and Restated SIP increases the maximum number of shares that can be granted under the plan from 2,500,000 to 4,000,000, an increase of 1,500,000 shares. The 2021 Amended and Restated SIP also amends the plan to update the Company subsidiaries that are included, to reflect certain changes in the tax code since the plan was last amended and restated and to clarify and update certain terms and provisions of the plan. See “Proposal 2 — Approval of the Amendment and Restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan” for a description of the 2021 Amended and Restated SIP.
2020 Long-Term Incentive Plan
The Compensation Committee believes that long-term incentive compensation should be balanced between retention and performance incentives and therefore a combination of restricted stock awards and performance share units are used. The Compensation Committee believes that this combination coupled with meaningful stock ownership requirements reduces the risk profile of the awards while ensuring that executives are focused on shareholder value and the long-term success of the Company. The 2020 Long-Term Incentive Plan (“LTIP”) had two components weighted as follows:
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40% of the executive’s target long-term incentive value was awarded as a restricted stock award vesting in one-third increments on each of the first, second and third anniversaries of the date of the grant; and

•
60% of the executive’s target long-term incentive value was awarded as performance share units.

The number of shares and units was calculated using the per share closing price of the Company’s common stock on the NASDAQ Stock Market on the grant date approved by the Board.
Executives may earn the performance share unit portion of their awards by achieving certain metrics as established by the Compensation Committee over a three-year performance period. In 2020, the Compensation Committee determined to continue using a measure of relative TSR versus the TSR of banks comprising the KBW Regional Banking Index. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to the 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to the 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks would result in no vesting of the performance share unit awards.
In addition, in the case of performance share units, each award is subject to clawback by the Company as may be required by applicable law, SEC or NASDAQ rule or regulation or the Company’s Compensation Clawback Policy. Pursuant to the Company’s Compensation Clawback Policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will require, to the extent appropriate, the surrender of a portion or all of the shares received in payment of the performance share units. The Company has the right to modify future long-term incentive awards should repayment not occur.
2020 Long-Term Incentive Plan Awards
As part of the 2020 LTIP, on February 14, 2020, the Compensation Committee approved and recommended to the Board, which the Board then approved on February 20, 2020, awards of restricted stock and performance share units to the NEOs under the AUB SIP. The chart below shows the 2020 restricted stock and performance share unit awards:
Name	Restricted Stock	Performance Share Opportunity(1)
John C. Asbury	12,731	19,097
Robert M. Gorman	4,813	7,220
Maria P. Tedesco	5,820	8,731
David V. Ring	3,121	4,682
M. Dean Brown	2,725	4,088

(1)
The performance share opportunity is presented as the target number of performance share units.

Executive Stock Ownership Guidelines
In December 2020, the Compensation Committee recommended and the Board approved changes to the Company’s executive stock ownership guidelines. The changes were designed to enhance the alignment of certain positions to the interests of shareholders and were based on a review of competitive market practices for similar sized organizations. The new stock ownership guideline levels for the NEOs are as follows:
Participant	Value of Shares Owned
Chief Executive Officer	5x Base Salary
Bank President	3x Base Salary
Chief Financial Officer	3x Base Salary
Other Executive Officers	1x Base Salary
The guidelines state that each executive should achieve the designated level of stock ownership within a five-year period. Under the guidelines, if the required stock ownership level is increased for an executive, there is an additional three-year period allowed by which the executive can achieve the new required ownership level. For a new executive officer, as defined in the guidelines, the five-year period begins on January 1 of the year following his or her date of hire or designation as an executive officer. Prior to meeting the applicable stock ownership level guidelines an executive officer must retain 50% of any new shares received as a result of vesting or exercise of awards granted under the Company’s equity compensation plans.
Each executive officer’s stock ownership level is reviewed annually by the Company and the Compensation Committee. As of the April 2020 review, all current NEOs were in compliance with their respective stock ownership levels or on target to achieve their respective stock ownership levels by the expiration of the five-year period.
Executive Agreements
Mr. Asbury and Mr. Gorman are the only two NEOs who are covered under individual agreements with the Company. All other NEOs are participants in the Atlantic Union Bankshares Corporation Executive Severance Plan as amended and restated effective May 20, 2019 (the “Executive Severance Plan”).
Employment and Change-in-Control Agreements
John C. Asbury.   The Company entered into an employment agreement on August 23, 2016 with Mr. Asbury (the “Employment Agreement”) that provided for an initial term of three years that ended on December 31, 2019. The employment term automatically renewed on January 1, 2020 and automatically renews annually thereafter each January 1 for an additional calendar year unless the Company gives notice that the employment term will not be extended. Per the terms of the agreement, however, the employment term will not automatically extend beyond December 31 of the year in which Mr. Asbury attains age 65.
Mr. Asbury’s base salary and any recommendations of the Compensation Committee with respect to such salary are reviewed annually by the Board. He is eligible to participate in the Company’s short-term cash and long-term equity incentive plans. Incentive compensation under those plans is at the discretion of the Company’s Board and Compensation Committee.
The Company may terminate Mr. Asbury’s employment without “Cause” (as defined in the Employment Agreement) with thirty days prior written notice to him. Mr. Asbury also may voluntarily terminate his employment with the Company at any time for “Good Reason” (as defined in the Employment Agreement). In the event the Company terminates Mr. Asbury’s employment without Cause or Mr. Asbury voluntarily terminates his employment for Good Reason, or in the event the Company fails to renew the term of Mr. Asbury’s employment for calendar year 2021, the Company will generally be obligated to continue to provide the compensation and benefits specified in the agreement, including base salary, for two years following the date of termination. In the event the Company fails to renew Mr. Asbury’s employment for calendar years 2022 and thereafter, the Company’s obligation to Mr. Asbury will consist of the compensation and benefits specified in the agreement for one year following the date of termination.
In the event of a termination for “Cause” (as defined in the Employment Agreement), Mr. Asbury will be entitled to receive his accrued but unpaid base salary and any unreimbursed expenses he may have incurred before the date of his termination.
If Mr. Asbury dies while employed by the Company, the Company will pay his designated beneficiary or estate an amount equal to Mr. Asbury’s then current base salary for a period of six months after his death.
Mr. Asbury’s Employment Agreement will terminate in the event there is a change in control of the Company, at which time the Management Continuity Agreement, dated as of August 23, 2016, between the Company and Mr. Asbury will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.
Under the terms of Mr. Asbury’s Management Continuity Agreement, the Company or its successor must continue to employ Mr. Asbury for a term of three years after the date of a “Change in Control” of the Company (as defined in the Management Continuity Agreement). According to certain provisions, Mr. Asbury will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to that paid in the immediate prior year and a bonus at least equal to the average annual bonus paid for the two years prior to the Change in Control.
If the employment of Mr. Asbury is terminated during the three years other than for “Cause” or “Disability” (as defined in the Management Continuity Agreement), or if he should terminate employment for “Good Reason” (as defined in the Management Continuity Agreement), Mr. Asbury will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination equal to 2.00 times the sum of his then current base salary and his highest annual bonus paid or payable for the two most recently completed years, and any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, Mr. Asbury will also continue to be covered under all health and welfare benefit plans of the Company in which he or his dependents were participating immediately prior to the date of termination and the Company will continue the benefit at the same rate applicable to active employees. The Management Continuity Agreement for Mr. Asbury provides for a cutback to the minimum payment and benefits such that the payments do not trigger an excise tax.
Robert M. Gorman.   The Company entered into an employment agreement with Mr. Gorman effective as of July 17, 2012. Mr. Gorman’s agreement had an initial term of two and-a-half years, and automatically renews annually for an additional calendar year following the expiration of the initial term unless the Company gives notice that the employment term will not be extended. His Employment Agreement contains substantially similar terms to Mr. Asbury’s Employment Agreement. Mr. Gorman’s Employment Agreement will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement between him and the Company originally dated July 17, 2012 and amended as of December 7, 2012 will become effective and any termination benefits will be determined and paid solely pursuant to that agreement. Mr. Gorman’s Management Continuity Agreement also contains substantially similar terms to Mr. Asbury’s Management Continuity Agreement.
Maria P. Tedesco, M. Dean Brown & David V. Ring.   Ms. Tedesco and Messrs. Brown and Ring are participants in the Company’s Executive Severance Plan and are entitled to certain severance benefits upon termination of employment under specified termination events, as described further below.
Executive Severance Plan
The Executive Severance Plan provides benefits to certain key or critical employees of the Company, including but not limited to, all of the Company’s NEOs other than the Chief Executive Officer, in the event of (i) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Executive Severance Plan) or (ii) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Executive Severance Plan) or by the employee for good reason (as defined in the Executive Severance Plan) within three years following a “Change in Control” of the Company (as defined in the Executive Severance Plan). The plan’s provisions do not apply to the Company’s CFO as long as he continues to have employment and management continuity agreements that provide severance or severance type benefits.
The Executive Severance Plan provides post-termination benefits for eligible executives in the case of a qualifying involuntary termination without cause (as defined in the Executive Severance Plan) that is not in connection with, or occurs more than three years following, a Change in Control of the Company. These benefits consist of:
•
a lump sum payment equal to the executive’s annual base salary at the time of termination, plus an amount equal to the executive’s annual incentive bonus paid or payable for the prior year pro-rated for the then-current calendar year through the termination date;

•
a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with Company guidelines; and

•
any earned but unpaid obligations under any other benefit plan of the Company (“accrued obligations”).

The plan also provides enhanced post-termination benefits for eligible executives in the case of a qualifying termination without cause (as defined in the Executive Severance Plan) or for good reason (as defined in the Executive Severance Plan) that occurs within three years following a Change in Control of the Company. These enhanced post-termination change in control benefits are provided in a tiered structure.
The Company’s Section 16 officers who are eligible executives (which includes Ms. Tedesco, Messrs. Brown and Ring) and the Chief Audit Executive are “Tier 1 Executives,” and all other eligible executives are “Tier 2 Executives.” The post-termination change in control benefits for each tier of executives under the plan consist of:
Tier 1
•
a lump sum payment equal to two times the sum of the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•
a lump sum payment equal to 24 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with Company guidelines; and

•
any accrued obligations.

Tier 2
•
a lump sum payment equal to the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•
a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with Company guidelines; and

•
any accrued obligations.

In the case of a qualifying termination with or without a Change in Control, an executive must execute and not revoke a release of claims and non-solicitation agreement with the Company in the form provided by the Company to receive benefits (other than the accrued obligations). An executive who is a party to another agreement with the Company that provides severance or severance type benefits upon termination of employment may not receive post-termination benefits under the plan. In addition, no benefits will be paid to the extent they are duplicative of benefits under other plans or agreements with the Company.
The Company, with the approval of its Board (or the Compensation Committee, in accordance with the Company’s bylaws), has the right to amend, modify or terminate the Executive Severance Plan at any time if it determines that it is necessary or desirable to do so.
Potential Post-Employment Payments
Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a Change in Control, if applicable, are set forth in the Potential Payments Upon Termination or Change in Control table.
Executive Perquisites and Other Benefits
The Company also provides limited perquisites to members of its Executive Group. In accordance with the Company’s vehicle policy, Messrs. Asbury and Ring and Ms. Tedesco are provided with Company- owned and -maintained vehicles for business use, and any personal use thereof is considered a perquisite to the NEO, as reflected in the 2020 All Other Compensation Table. Both Mr. Asbury and Ms. Tedesco receive reimbursement of certain club memberships. In addition, as part of their offers of employment, Ms. Tedesco and Mr. Ring received relocation assistance benefits in 2018.

All members of the Executive Group are covered under a financial planning allowance program, which for the NEOs provides for reimbursement of certain financial planning expenses up to a $10,000 (net of taxes) annual limit. In addition, the Company also provides to all members of the Executive Group an executive health program, which for the NEOs includes an annual physical and concierge membership.
The Company also provides additional long-term disability coverage to executives who are unable (due to plan restrictions) to obtain the 60% of base salary coverage under the Company’s standard Long-Term Disability benefit. All of the NEOs are covered under this program.
All members of the Executive Group currently have mobile devices, which are considered integral to the performance of their jobs and are paid for by the Company (in accordance with the Company’s cell phone policy).
Other Benefits and Agreements
All members of the Executive Group are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short- and long-term disability plans, and life insurance. All members of the Executive Group are also eligible to participate in the Employee Stock Ownership Plan sponsored by the Company.
In addition, the Company has a 401(k) profit sharing plan. All members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions vest at 100% upon two years of service.
The Company and Mr. Gorman are parties to bank owned life insurance (“BOLI”) agreements. Generally, under each BOLI agreement, the Company has applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary. The Company entered into BOLI agreements with Mr. Gorman in 2014 and 2015, both of which carry a death benefit for his designated beneficiary or estate of $100,000.
Executive Compensation in 2021
In November 2020, the Compensation Committee conducted an executive compensation review with data and analyses provided by Pearl Meyer, its independent compensation consultant. The purpose of the review is to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2021. The review indicated that in the aggregate compensation levels fell within the competitive range for each pay component (meaning, plus or minus ten percent of the market median); however, competitive positioning varied by individual executive.
Compensation Levels Relative to Peer Group
Element	Percent of Median
Base Salaries	97%
Actual Total Cash Compensation	98%
Target Total Cash Compensation	97%
Target Total Direct Compensation	96%
In February 2021, the Compensation Committee and Board of Directors met, and based upon a recommendation from the CEO, did not approve any base salary adjustments for the NEOs for 2021. The Compensation Committee, in light of not making any base salary adjustments and their review of the Pearl Meyer executive compensation review, did approve a change in the short-term incentive opportunities for Messrs. Asbury, Gorman and Ring and Ms. Tedesco, and in the long-term incentive opportunities for Messrs.

Brown and Ring and Ms. Tedesco. As a result, the target incentive opportunities for the NEOs approved by the Board on February 23, 2021 are as follows:
Name	2021 Short-Term Target as % of Base Salary	2021 Long-Term Target as % of Base Salary
John C. Asbury	100%	135%
Robert M. Gorman	65%	100%
Maria P. Tedesco	70%	110%
David V. Ring	50%	75%
M. Dean Brown	45%	75%
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above in this proxy statement. Based on its reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted by the members of the Compensation Committee,
Linda V. Schreiner, Chairman
Beverley E. Dalton
Jan S. Hoover
Thomas P. Rohman
F. Blair Wimbush

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated for the NEOs.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
John C. Asbury President and Chief Executive Officer, Atlantic Union Bankshares Corporation and Chief Executive Officer, Atlantic Union Bank	2020	826,667	—	1,123,210	—	871,603	—	126,571	2,948,051
	2019	779,875	—	999,979	—	614,720	—	86,995	2,481,569
	2018	674,375	—	815,096	—	782,904	—	60,129	2,332,504
Robert M. Gorman EVP and Chief Financial Officer, Atlantic Union Bankshares Corporation	2020	422,573	—	424,645	—	269,515	—	30,532	1,147,265
	2019	407,771	—	350,429	—	200,774	—	29,803	988,777
	2018	383,425	—	269,729	—	261,230	—	29,761	944,145
Maria P. Tedesco(4) EVP, Atlantic Union Bankshares Corporation and President, Atlantic Union Bank	2020	485,925	—	513,505	—	366,844	—	44,346	1,410,620
	2019	466,875	—	423,206	—	274,814	—	71,645	1,236,540
	2018	114,375	100,000	300,017	—	—	—	314,838	829,230
David V. Ring EVP, Atlantic Union Bankshares Corporation and Commercial Banking Group Executive, Atlantic Union Bank	2020	391,472	—	275,368	—	196,848	—	34,211	897,899
	2019	380,070	—	229,171	—	215,176	—	32,713	857,130
	2018	369,000	75,000	203,905	—	238,276	—	112,584	998,765
M. Dean Brown EVP, Atlantic Union Bankshares Corporation and Chief Information Officer & Head of Enterprise Operations, Atlantic Union Bank	2020	368,114	—	240,431	—	196,090	—	36,602	841,237
	2019	356,286	—	197,506	—	172,601	—	41,485	767,878
	2018	340,374	—	188,122	—	208,093	—	42,188	778,777

(1)
The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Stock awards consist of both restricted and performance-based awards. The grant date fair value of the performance-based awards in the above table reflects the probable outcome of performance conditions as of the grant date, which was the target level of the awards, which is less than the maximum performance level. The grant date fair values of the portion of the stock awards in the above table that were granted as performance-based awards, if the maximum performance level is achieved, would be as follows:

	2020	2019	2018
Asbury	$1,347,866	$1,199,990	$815,096
Gorman	$509,588	$420,487	$269,728
Tedesco	$616,234	$507,861	$600,034
Ring	$330,456	$275,005	$203,904
Brown	$287,119	$237,007	$188,122

Restricted awards vest over periods ranging from one to four years. For valuation and discussion of the assumptions related to restricted and performance-based awards, refer to the Company’s 2020 Form 10-K Note 16 “Employee Benefits and Stock Based Compensation” of the notes to the consolidated financial statements.
(2)
Represents cash award for individual and company performance under the MIP based upon achievement of specific goals approved by the Company’s Compensation Committee. Achievement of specific goals and amount of cash award are determined by the Company’s Compensation Committee and submitted to the Company’s Board for approval. For 2020, amount also includes the amount earned above the individual’s targeted incentive amount under the MIP that was paid in a restricted stock award with a one-year vesting requirement.

(3)
The details of the components of this column are provided in a separate table below.

(4)
Ms. Tedesco joined the Company on September 28, 2018.

2020 ALL OTHER COMPENSATION TABLE
Name	Company Contributions to Retirement and 401(k) Plans ($)	Dividends on Restricted Stock Awards(1) ($)	Other Plan Payments(2) ($)	BOLI Income ($)	Other Benefits(3) ($)	Total ($)
John C. Asbury	11,400	33,465	20,429	—	61,277	126,571
Robert M. Gorman	11,400	12,225	6,593	314	—	30,532
Maria P. Tedesco	11,400	7,913	8,342	—	16,691	44,346
David V. Ring	11,400	7,813	6,620	—	8,378	34,211
M. Dean Brown	11,400	7,869	5,141	—	12,192	36,602

(1)
The executives receive the same cash dividends on restricted shares as holders of regular common stock.

(2)
Represents contributions made by the Company to the Employee Stock Ownership Plan on behalf of the individuals. Also includes premiums paid on supplemental long-term disability benefits for each executive under the Supplemental Individual Disability Plan.

(3)
Represents income associated with the personal use of Company owned vehicles for Messrs. Asbury and Ring and Ms. Tedesco, financial planning services for Messrs. Asbury and Brown, executive health benefits for Messrs. Asbury, Brown and Ring and Ms. Tedesco, and country club dues for Mr. Asbury and Ms. Tedesco.

Stock Option Grants and Stock Awards in 2020
The Grants of Plan-Based Awards in 2020 table and the Outstanding Equity Awards at Fiscal Year End 2020 table provide information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards. The awards made to each NEO are also included in the Summary Compensation Table and represent a portion of the long-term incentive compensation available to the executive for the period January 2020 through December 2022.
The following table provides information with regard to the stock awards granted during 2020 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2020 for the NEOs.

GRANTS OF PLAN — BASED AWARDS IN 2020
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option and Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Asbury	N/A	74,880	748,800	1,123,200	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	12,731	—	—	449,277
	2/20/2020	—	—	—	1,910	19,097	38,194	—	—	—	673,933
Robert M. Gorman	N/A	23,355	233,549	350,323	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	4,813	—	—	169,851
	2/20/2020	—	—	—	722	7,220	14,440	—	—	—	254,794
Maria P. Tedesco	N/A	31,789	317,889	476,834	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	5,820	—	—	205,388
	2/20/2020	—	—	—	873	8,731	17,462	—	—	—	308,117
David V. Ring	N/A	17,702	177,022	265,533	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	3,121	—	—	110,140
	2/20/2020	—	—	—	468	4,682	9,364	—	—	—	165,228
M. Dean Brown	N/A	16,646	166,460	249,689	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	2,725	—	—	96,165
	2/20/2020	—	—	—	409	4,088	8,176	—	—	—	144,266

(1)
Represents cash award for individual and Company performance under the MIP based upon achievement of specific goals. The annual cash incentive awards earned by the NEOs in 2020 under the MIP, which were paid partly in cash and partly in restricted stock, are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Maximum represents the potential payout for performance that exceeds expectations.

(2)
Reflects performance share unit awards. The awards vest based on the achievement of TSR compared to companies comprising the KBW Regional Banking Index at the end of a three-year performance period. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards. Any stock units earned will be paid during the first two and a half months after the end of the performance period.

(3)
Reflects time-based restricted stock awards.

(4)
The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for both the restricted and performance-based awards was based on the per share closing price of the Company’s common stock on the grant date. The grant date fair value of the performance-based awards in the above table reflects the probable outcome of performance conditions as of the grant date, which was the target level of the awards, which is less than the maximum performance level. For valuation and discussion of the assumptions related to restricted and performance-based awards, refer to the Company’s 2020 Form 10-K Note 16 of the notes to the consolidated financial statements on “Employee Benefits and Stock Based Compensation”.

The following table shows certain information regarding outstanding awards for non-vested stock (includes restricted and performance stock) at December 31, 2020 for the NEOs. None of the NEOs held any outstanding stock options as of December 31, 2020. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020
		STOCK AWARDS
Name	Grant Date or Performance Period	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2) ($)
John C. Asbury	2/23/2017	3,708	122,142	—	—
	2/22/2018	10,897	358,947	—	—
	2/21/2019	7,453	245,502	—	—
	2/20/2020	12,731	419,359	—	—
	1/1/2018 – 12/31/2020	—	—	10,897	358,947
	1/1/2019 – 12/31/2021	—	—	16,769	552,371
	1/1/2020 – 12/31/2022	—	—	19,097	629,055
Robert M. Gorman	2/23/2017	1,255	41,340	—	—
	2/22/2018	3,606	118,782	—	—
	2/21/2019	2,612	86,039	—	—
	2/20/2020	4,813	158,540	—	—
	1/1/2018 – 12/31/2020	—	—	3,606	118,782
	1/1/2019 – 12/31/2021	—	—	5,876	193,555
	1/1/2020 – 12/31/2022	—	—	7,220	237,827
Maria P. Tedesco	2/21/2019	3,154	103,893	—	—
	2/20/2020	5,820	191,711	—	—
	11/1/2018 – 10/31/2021	—	—	8,671	285,623
	1/1/2019 – 12/31/2021	—	—	7,097	233,775
	1/1/2020 – 12/31/2022	—	—	8,731	287,599
David V. Ring	2/22/2018	2,726	89,794	—	—
	2/21/2019	1,708	56,262	—	—
	2/20/2020	3,121	102,806	—	—
	1/1/2018 – 12/31/2020	—	—	2,726	89,794
	1/1/2019 – 12/31/2021	—	—	3,843	126,588
	1/1/2020 – 12/31/2022	—	—	4,682	154,225
M. Dean Brown	2/23/2017	1,003	33,039	—	—
	2/22/2018	2,515	82,844	—	—
	2/21/2019	1,472	48,488	—	—
	2/20/2020	2,725	89,762	—	—
	1/1/2018 – 12/31/2020	—	—	2,515	82,844
	1/1/2019 – 12/31/2021	—	—	3,312	109,097
	1/1/2020 – 12/31/2022	—	—	4,088	134,659

(1)
This column represents restricted stock awards. Restricted awards vest over one to four years from date of grant.

(2)
The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing price of the Company’s common stock on December 31, 2020 ($32.94). The shares subject to performance vesting are reported in this table at the target level of achievement in accordance with the SEC rules.

(3)
This column represents performance share unit awards. The performance-based shares ultimately received by an NEO are based upon the achievement of specific goals. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a three-year period and is subject to approval by the Company’s Compensation Committee in its sole discretion for such three-year periods.
Stock Option Exercises and Stock Vested in 2020
The following table provides information that is intended to enable investors to understand the value of the equity realized by the NEOs upon the vesting of stock during the most recent fiscal year. None of the NEOs exercised any options during 2020.
OPTION EXERCISES AND STOCK VESTED IN 2020
	Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Asbury	7,434	261,231	12,756	452,774
Robert M. Gorman	4,569	155,597	4,319	153,303
Maria P. Tedesco	1,577	55,416	—	—
David V. Ring	1,954	57,829	—	—
M. Dean Brown	3,342	113,478	3,450	122,458
The value realized is the gross number of shares that vested multiplied by the closing stock price of the Company’s common stock on the date of vesting. For purposes of this table, where a vesting date was a non-business day, the Company’s common stock closing price on the business day prior to the vesting date was used.
Deferred Compensation Plans
The Company offers a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which eligible executives and non-employee directors may elect annually to defer compensation paid to them by the Company. The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution. During 2020, none of the current NEOs participated in or had an account balance in the nonqualified deferred compensation plan.
Retirement Plans
The Company does not participate in a defined benefit retirement plan; however, the Company does have a defined contribution plan for all eligible employees, including the members of the Executive Group. This plan is known formally as the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group currently participate in the 401(k) Plan. Each NEO participant is fully vested in his or her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after two years.
Post-employment Compensation
As discussed in the Compensation Discussion and Analysis above, each of Messrs. Asbury and Gorman has entered into an employment agreement and a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. In addition, Messrs. Brown and Ring and Ms. Tedesco are eligible to receive benefits under the Company’s Executive

Severance Plan. The following table provides the estimated potential payments that would be due to each of the executives under certain termination scenarios, if termination had occurred as of December 31, 2020. Under no current scenario will any executive officer be entitled to a tax gross-up provision if his or her payment exceeds IRS limits.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits(1)
John C. Asbury	Post-Termination Compensation	$2,535,603	$4,278,809	$416,000	$—
	Early vesting of Restricted Stock	—	1,145,950	1,145,950	1,145,950
	Health care benefits continuation	18,960	18,960	9,480	9,480
	Early vesting of Performance Stock	—	1,540,373	936,879	936,879
	Total Value	$2,554,563	$6,984,092	$2,508,309	$2,092,309
Robert M. Gorman	Post-Termination Compensation	$1,118,783	$1,657,813	$212,317	$—
	Early vesting of Restricted Stock	—	404,701	404,701	404,701
	Health care benefits continuation	9,720	19,440	—	9,720
	Early vesting of Performance Stock	—	550,164	327,094	327,094
	Total Value	$1,128,503	$2,632,118	$944,112	$741,515
Maria P. Tedesco	Post-Termination Compensation	$855,904	$1,711,808	$—	$—
	Early vesting of Restricted Stock	259,604	259,604	259,604	259,604
	Health care benefits continuation	8,640	17,280	—	—
	Early vesting of Performance Stock	458,000	806,997	458,000	458,000
	Total Value	$1,582,148	$2,795,689	$753,604	$753,604
David V. Ring	Post-Termination Compensation	$590,230	$1,217,116	$—	$—
	Early vesting of Restricted Stock	248,862	248,862	248,862	248,862
	Health care benefits continuation	9,720	19,440	—	—
	Early vesting of Performance Stock	225,595	370,608	225,595	225,595
	Total Value	$1,074,407	$1,856,026	$474,457	$474,457
M. Dean Brown	Post-Termination Compensation	$566,000	$1,132,000	$—	$—
	Early vesting of Restricted Stock	254,132	254,132	254,132	254,132
	Health care benefits continuation	9,720	19,440	—	—
	Early vesting of Performance Stock	200,462	326,600	200,462	200,462
	Total Value	$1,030,314	$1,732,172	$454,594	$454,594

(1)
In addition to the amounts shown, each of the NEOs would be eligible upon disability to receive annual long-term disability benefits equal to 60% of their base salary under the Atlantic Union Bankshares Corporation Long Term Disability Plan and Supplemental Individual Disability Plan.

CEO COMPENSATION PAY RATIO
The additional information below describes the relationship of the CEO’s annual total compensation to the annual total compensation of a median employee of the Company as required by SEC rules.
The following approach was utilized to identify the median of the annual total compensation of all of the Company’s employees, other than the CEO. As of December 31, 2020, the Company’s employee population consisted of approximately 1,931 individuals with 100% of the individuals located in the United States. This population consisted of all of the Company’s full-time and part-time employees. The median of the annual total compensation of all employees (excluding the CEO) was determined by looking at the total of all salaries, wages, bonuses, and all other earnings as reported in the payroll records of the Company from January 1, 2020 to December 31, 2020. Using this compensation measure, which was consistently applied to all employees, the median employee of the Company was identified.
Once the median employee was identified, the 2020 annual total compensation of the median employee was determined by adding together the same components of compensation that are required to be included in the Summary Compensation Table included herein for the CEO and other NEOs.
The comparison of the annual total compensation of the median employee as described above to the annual total compensation of the CEO as reported in the “Total” column of the Summary Compensation Table included herein results in the following:
•
The annual total compensation of the median employee for 2020 was $45,933.

•
The annual total compensation of Mr. Asbury, the CEO, for 2020 was $2,948,051.

•
The ratio of the annual total compensation of the median employee to the CEO is 1:64.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS
Each of the Company’s directors and executive officers has certified that for a period of the preceding ten years he or she has not been involved in any legal proceedings that could reflect on his or her competence and integrity to serve as a director or executive officer, or in any of the following types of legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement of such actions; and, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.
INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS
The Company monitors certain relationships and related party transactions by requiring each director and executive officer to notify the Company’s General Counsel in advance of any potential transactions that may be considered a transaction with a related party. The Company has adopted a formal Related Party Transaction Policy to ensure compliance with this requirement, NASDAQ rules, and SEC regulations. The Related Party Transaction Policy and the charter of the Company’s Audit Committee require that the Audit Committee approve any related party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction. In addition, each director and executive officer completes an annual questionnaire where they are expected to disclose any potential transactions with related parties.
Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Company’s wholly owned bank subsidiary, Atlantic Union Bank, or its registered investment advisers, Old Dominion Capital Management, Inc. (and its subsidiary, Outfitter Advisors, Ltd.) and Dixon, Hubard, Feinour & Brown, Inc. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2020 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by Atlantic Union Bank to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.
OTHER MATTERS
As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.
SHAREHOLDER PROPOSALS
In order for a shareholder proposal to be considered for possible inclusion in the 2022 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November 23, 2021. To be considered for presentation at the 2022 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s bylaws and must be received by the Company no earlier than the close of business on January 4, 2022 and no later than the close of business on February 3, 2022. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. The proxy solicited by the Board for the 2022 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this deadline, in writing delivered to the Company’s Corporate Secretary.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials.   The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement (with separate proxy cards for each shareholder sharing the same address) to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You may notify the Company by sending a written request to the Company’s Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.
Annual Report to Shareholders.   The Company’s 2020 Annual Report to Shareholders, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (without exhibits), as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2020 Annual Report to Shareholders are available at: http://www.edocumentview.com/AUB. You may also obtain a copy of the Company’s 2020 Annual Report to Shareholders, without charge, by sending a written request to: Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. The Company will provide copies of the exhibits to the Annual Report on Form 10-K for the year ended December 31, 2020 upon receipt of a request addressed to the Corporate Secretary and payment of a reasonable fee.

Appendix A
ATLANTIC UNION BANKSHARES CORPORATION
STOCK AND INCENTIVE PLAN
(as amended and restated effective May 4, 2021)
ARTICLE I
Establishment, Purpose and Duration
1.1   Establishment of the Plan.
(a)   Atlantic Union Bankshares Corporation, a Virginia corporation, hereby amends and restates the Atlantic Union Bankshares Corporation Stock and Incentive Plan as set forth herein effective on May 4, 2021 (the “Effective Date”), subject to the approval of the amended and restated Plan by the Company’s shareholders. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Units and Performance Cash Awards to Key Employees of the Company or its Subsidiaries and the grant of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Units and Performance Cash Awards to Non-Employee Directors of the Company or its Subsidiaries.
(b)   The Plan was originally adopted by the Board as the Union First Market Bankshares Corporation 2011 Stock Incentive Plan on November 2, 2010, and became effective on January 1, 2011, subject to the approval of the Plan by the Company’s shareholders, which was obtained on April 26, 2011. The Plan was amended and restated as the Union Bankshares Corporation Stock and Incentive Plan by the Board on January 29, 2015, which amendment and restatement became effective on April 21, 2015 when approved by shareholders of the Company. The Plan was further amended by the Board effective May 20, 2019 to reflect the new name of the Company.
1.2   Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Employees and Non-Employee Directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The Plan is designed to provide flexibility to the Company, including its Subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees and Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.
1.3   Duration of the Plan. The terms of the amended and restated Plan are effective on the Effective Date, as described in Section 1.1(a). No Award may be granted under the Plan after May 3, 2031. Awards outstanding on such date shall remain valid in accordance with their terms. The Board shall have the right to terminate the Plan at any time pursuant to Article XVI.
ARTICLE II
Definitions
2.1   Definitions. The following terms shall have the meanings set forth below:
(a)   “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
(b)   “Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer or director of the Company and the Participant, except that no signature will be required from the Participant in the case of a Stock Award with no vesting conditions. The Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Committee, Chairman of the Board, and such other directors or officers of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).
(c)   “Award” means a grant under this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Award, Performance Share Unit and/or Performance Cash Award.
(d)   “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.
(e)   “Beneficiary” means the person designated by a Participant pursuant to Section 17.11.
(f)   “Board” means the Board of Directors of the Company, unless otherwise indicated.
(g)   “Cause” has the meaning set forth in any employment agreement, or, if none, in any severance or change in control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Cause” means (i) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or one of its subsidiaries.
(h)   “Change in Control” shall be deemed to have occurred if the conditions in any one of the following three paragraphs have been satisfied at any time after the Effective Date, provided that if a Change in Control occurs on account of a series of transactions or events, the Change in Control occurs on the date of the last of such transactions or events:
(i)   during any twelve (12) month period, any Person (as defined below) who or which, together with all Affiliates and Associates of such Person, acquires beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)   during any twelve (12) month period, as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the composition of the Board shall change such that a majority of the Board shall no longer consist of Continuing Directors; or
(iii)   if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons.
For purposes of this Section 2.1(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Exchange Act.
For purposes of any Award subject to Code Section 409A, this definition shall be narrowed as required to comply, and shall be interpreted consistent, with the requirements of Code Section 409A.
(i)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(j)   “Committee” means the committee of the Board appointed by the Company to administer the Plan pursuant to Article III, which shall be the Compensation Committee of the Board unless a subcommittee is required as provided below or unless the Board determines otherwise. All members of the Committee shall be “independent directors” under applicable stock exchange listing standards. For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, or any similar or successor rule, as amended from time to time, the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications. In the event the Board of Directors of the Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a), the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.
(k)   “Company” means Atlantic Union Bankshares Corporation or any successor thereto.
(l)   “Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.
(m)   “Disability” or “Disabled” means with respect to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.
(o)   “Fair Market Value” of a Share means (i) the per Share price at the close of business on the applicable principal U.S. market on the relevant date if it is a trading date, or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the stock exchange for the applicable principal U.S. market, or (ii) if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(p)   “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.
(q)   “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.
(r)   “Non-Employee Director” means an individual who is a member of the board of directors of the Company or any Subsidiary thereof or a member of a regional advisory board of the Company or any Subsidiary thereof and, in either case, who is not an employee of the Company or any Subsidiary thereof.
(s)   “Nonqualified Stock Option” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option and is so designated.
(t)   “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(u)   “Participant” means a Key Employee or Non-Employee Director who has been granted an Award under the Plan and whose Award remains outstanding.
(v)   “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.
(w)   “Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XI.
(x)   “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include, but is not limited to, any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) Stock value or increases therein, (ii) total shareholder return, (iii) operating revenue, (iv) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (v) earnings per share or earnings per share growth, (vi) fully diluted earnings per share after extraordinary events, (vii) net earnings, (viii) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (ix) profits or profit growth (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures), (x) operating cash flow, (xi) operating or other expenses or growth thereof, (xii) operating efficiency, (xiii) return on equity, (xiv) return on tangible equity or return on tangible common equity, (xv) return on assets, capital or investment, (xvi) sales or revenues or growth thereof, (xvii) deposits, loan and/or equity levels or growth thereof, (xviii) working capital targets, (xix) assets under management or growth thereof, (xx) cost control measures, (xxi) regulatory compliance, (xxii) gross, operating or other margins, (xxiii) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xiv) interest income, (xxv) net interest income, (xxvi) net interest margin, (xxvii) non-interest income, (xxviii) non-interest expense, (xxix) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxx) percentage of non-accrual loans to total loans or net charge-off ratio, (xxxi) provision expense, (xxxii) productivity, (xxxiii) customer satisfaction, (xxxiv) satisfactory internal or external audits, (xxxv) improvement of financial ratings, (xxxvi) achievement of balance sheet or income statement objectives, (xxxvii) quality measures, (xxxviii) regulatory exam results, (xxxix) achievement of risk management objectives, (xl) achievement of strategic performance objectives, (xli) achievement of merger or acquisition objectives, (xlii) implementation, management or completion of critical projects or processes, or (xliii) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The Committee shall determine the Performance Period during which a Performance Goal must be met; and attainment of Performance Goals shall be subject to certification by the Committee. To the extent permitted by the Award Agreement, the Committee may, in its discretion, adjust the compensation or economic benefit due upon attainment of Performance Goals and adjust the Performance Goals themselves and/or the length of the Performance Period in which one or more Performance Goals must be achieved.
(y)   “Performance Period” means the time period during which a Performance Goal must be met in connection with a Performance-Based Compensation Award. Such time period shall be set by the Committee, provided, however, that for any award other than a Performance Cash Award, the Performance Period shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.
(z)   “Performance Share Unit” means an Award, designated as a Performance Share Unit, granted to a Participant pursuant to Article X, valued by reference to the Fair Market Value of Stock or valued as a fixed dollar amount, and subject to achievement or satisfaction of one or more Performance Goals. Performance Share Units are payable in cash, Stock or a combination thereof. Even to the extent a

Performance Share Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Performance Share Unit Award does not constitute receipt of the underlying Shares.
(aa)   “Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer, pursuant to Article VII, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article VIII. The relevant restriction may lapse based on a period of time or after meeting one or more Performance Goals specified by the Committee, or both. The Period of Restriction shall be set by the Committee.
(bb)   “Plan” means the Atlantic Union Bankshares Corporation Stock and Incentive Plan, as described herein and as amended from time to time, or any successor plan.
(cc)   “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII, which is subject to a substantial risk of forfeiture and/or subject to limitations on transferability until the designated conditions for the lapse of such restrictions are satisfied.
(dd)   “Restricted Stock Unit” or “RSU” means an Award designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII, valued by reference to the Fair Market Value of Stock, and subject to vesting requirements. Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.
(ee)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments enacted after the Effective Date.
(ff)   “Stock” or “Shares” means the common stock of the Company.
(gg)   “Stock Award” means an Award of Stock granted to a Participant pursuant to Article IX.
(hh)   “10% Stockholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).
(ii)   For purposes of Incentive Stock Options, “Subsidiary” shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries, within the meaning of Code Section 424(f). For purposes of all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity in which the Company has an ownership interest that would be considered a single employer with the Company within the meaning of Code Section 414(b) or Code Section 414(c) (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Code Section 409A.
ARTICLE III
Administration
3.1   The Committee.
(a)   The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.
(b)   The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised, paid and settled; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of the Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan to the extent permitted by Code Section 409A; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The interpretation and construction of any provisions of the Plan or an Agreement by the Committee shall be final and conclusive. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(c)   The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(d)   The Committee, in its discretion, may delegate to the Chief Executive Officer and/or Chief Financial Officer of the Company or to another member of the Company’s management selected by the Committee all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.
3.2   Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees and Non-Employee Directors as may be selected by it. Each Award shall be evidenced by an Agreement.
3.3   Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.
3.4   Rule l6b-3 Requirements. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3.
3.5   Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan
4.1   Number of Shares.
(a)   Subject to adjustment as provided in Article XIII, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 4,000,000. Except as provided in Section 4.2, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
(b)   Subject to adjustment as provided in Article XIII, no more than an aggregate of 4,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Code Sections 421 and 422).
4.2   Lapsed Awards or Forfeited Shares.   If any Award granted under this Plan terminates, is cancelled, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.
4.3   Use of Shares as Payment of Exercise Price or Taxes.   Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.
4.4   Per-Participant Annual Limit.   The maximum number of Shares with respect to which Awards may be granted in any calendar year to any Participant during such calendar year shall be 150,000 in the aggregate. The maximum dollar amount of cash Awards granted in any calendar year to any Participant shall be $2,500,000 in the aggregate.
4.5   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
ARTICLE V
Eligibility
Persons eligible to participate in the Plan include (i) all employees of the Company and its Subsidiaries (including any entity which becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Key Employees, and (ii) all Non-Employee Directors. The grant of an Award shall not obligate the Company to pay a Key Employee or Non-Employee Director any particular amount of remuneration, to continue the employment of the Key Employee or the service of the Non-Employee Director after the grant, or to make further grants to the Key Employee or Non-Employee Director at any time thereafter.
ARTICLE VI
Stock Options
6.1   Grants of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that only Nonqualified Stock Options may be granted to Non-Employee Directors.

6.2   Option Agreement.   Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Option, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Participant’s Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that in the event an Incentive Stock Option may be exercised after (a) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (b) one year from the Participant’s termination of employment on account of Disability or death, then the Agreement shall specifically provide that the exercise beyond such periods shall be the exercise of a Nonqualified Stock Option. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.
6.3   Option Price.   The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Stockholder, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Award Date.
6.4   Duration of Options.   Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Stockholder, shall not be exercisable later than the fifth (5th) anniversary of its Award Date.
6.5   Exercisability.
(a)   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
(b)   An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Award Date) of the Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonqualified Stock Options to the extent permitted by law.
6.6   Method of Exercise.   Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. To the extent approved by the Committee from time to time, the Option Price shall be payable to the Company in full either (a) in cash, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Company Stock, the amount necessary to pay the Option Price and, if required by the Committee, applicable withholding taxes, (d) by the Company withholding Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise, or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall, in the Committee’s discretion, either deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name, or deliver the appropriate number of Shares in book-entry or electronic form.
6.7   Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor in the event the Participant does not complete a specified service period after exercise.
6.8   Nontransferability of Options.
(a)   In general, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than upon the death of the Participant in accordance with Section 17.11. Further, Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
(b)   Notwithstanding the provisions of Section 6.8(a) and subject to federal and state securities laws, including Rule 16b-3, the Committee may grant or amend Nonqualified Stock Options that permit a Participant to transfer the Options to his spouse, lineal ascendants and/or lineal descendants, to a trust for the benefit of such persons, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are such persons, provided that the Nonqualified Stock Option may not again be transferred other than to the Participant originally receiving the Option or to an individual, trust, partnership, limited liability company or other entity to which such Participant could have transferred the Option pursuant to this Section 6.8(b). Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Any such transfer supersedes any Beneficiary designation made under Section 17.11 with respect to the transferred Nonqualified Stock Options.
6.9   Disqualifying Disposition of Shares Issued on Exercise of an ISO.   If a Participant makes a “disposition” (within the meaning of Code Section 424(c)) of Shares issued upon exercise of an ISO within two years from the Award Date or within one year from the date the Shares are transferred to the Participant, the Participant shall, within ten days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.
6.10   Shareholder Rights.   A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the Options and the issuance of the underlying Shares. In no event shall any Option granted under the Plan include any right to dividend equivalents with respect to such Option or the underlying Shares.
ARTICLE VII
Restricted Stock
7.1   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Key Employees and Non-Employee Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.

7.2   Restricted Stock Agreement.   Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and, if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.
7.3   Transferability.   Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
7.4   Other Restrictions.   The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form.
7.5   Certificate Legend.   In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Atlantic Union Bankshares Corporation Stock and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<date of grant>>. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Equity Plan Administrator of Atlantic Union Bankshares Corporation.
7.6   Removal of Restrictions.   Except as otherwise provided in this Article VII, the Agreement, or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction, and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his Stock certificate or similar notation removed from such Shares if issued in book-entry or electronic form.
7.7   Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
7.8   Dividends and Other Distributions.   During the Period of Restriction, unless otherwise provided in the applicable Agreement, recipients of Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided, however, that, with respect to Shares of Restricted Stock subject to one or more Performance Goals, during the Period of Restriction, dividends or other distributions on such Shares may be accumulated but not paid to the Participant unless and until the applicable Performance Goal(s) have been met (subject to any delay in payment required by Code Section 409A). If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.
ARTICLE VIII
Restricted Stock Units
8.1    Grant of Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Employees and Non-Employee Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Code Section 409A, as well as Restricted Stock Units that are not deferred compensation covered by Code Section 409A.
8.2    Restricted Stock Unit Agreement.   Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and if applicable, any Performance Period and Performance Goal, and such other provisions as the Committee shall determine.
Unless otherwise provided in the Agreement, a Participant holding Restricted Stock Units shall have no rights to dividend equivalents with respect to Restricted Stock Units. The Committee may provide in the Agreement for dividend equivalents with respect to Restricted Stock Units, provided, however, that, with respect to Restricted Stock Units subject to one or more Performance Goal(s), any dividend equivalents with respect to such Restricted Stock Units may be accumulated but not paid to the Participant unless and until the applicable Performance Goal(s) have been met (subject to any delay in payment required by Code Section 409A). A Participant holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant. Unless otherwise provided in the Agreement, any such dividend equivalents shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable.
8.3    Payment after Lapse of Restrictions.   Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding), an amount (the “RSU Value”) equal to the product of multiplying (a) the number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.
The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, in accordance with Code Section 409A, if applicable, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).
Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in cash, such payment shall be based on the Fair Market Value on the date the restrictions on the Award lapse in the case of an immediate payment, or on the Fair Market Value on the date of settlement in the case of an elective or non-elective delayed payment. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment or at the Fair Market Value on the date of settlement in the case of an elective or non-elective delayed payment. The Committee may specify in a Restricted Stock Unit Agreement that the Shares which are delivered upon payment of the RSU Value or adjusted RSU Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the Restricted Stock Unit Agreement.
8.4    Nontransferability of Restricted Stock Units.   No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
ARTICLE IX
Stock Awards
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to such Key Employees and Non-Employee Directors and in such amounts as it shall determine. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. Unless otherwise provided in the applicable Agreement, Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable Federal or state securities laws.
ARTICLE X
Performance Share Units
10.1    Grant of Performance Share Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units under the Plan to such Key Employees and Non-Employee Directors and in such amounts as it shall determine. Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Performance Share Units that are deferred compensation covered by Code Section 409A, as well as Performance Share Units that are not deferred compensation covered by Code Section 409A.
10.2    Performance Share Unit Agreement.    Each Performance Share Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the number of Performance Share Units granted, the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee shall set the Performance Goal(s) in its discretion for each Participant who is granted a Performance Share Unit.
The Committee may provide in the Agreement for payment of dividend equivalents with respect to each Performance Share Unit, provided, however, that any dividend equivalents to be paid with respect to Performance Share Units may be accumulated but not paid to the Participant unless and until the applicable Performance Goal(s) have been met (subject to any delay in payment required by Code Section 409A). A Participant holding Performance Share Units shall have no right to vote the Shares represented by such Performance Share Units unless and until the underlying Shares are issued to the Participant.
10.3    Settlement of Performance Share Units.   After a Performance Period has ended, the holder of a Performance Share Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Share Unit shall be made in cash, Stock or a combination thereof as determined by the Committee.
10.4    Nontransferability of Performance Share Units.   No Performance Share Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11. All rights with respect to Performance Share Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
ARTICLE XI
Performance Cash Awards
A Performance Cash Award may be granted subject to the attainment during a Performance Period of one or more Performance Goals. Subject to the terms and conditions of the Plan, Performance Cash Awards may be granted to Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The terms and conditions of any Performance Cash Award, including the Performance Goal(s) and Performance Period, shall be determined by the Committee in its discretion and shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee is expressly authorized to grant Performance Cash Awards that are deferred compensation covered by Code Section 409A, as well as Performance Cash Awards that are not deferred compensation covered by Code Section 409A.
ARTICLE XII
Termination of Employment or Service
12.1   Termination Due to Retirement.   Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company or one of its subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), then, provided no Cause exists to terminate such Participant’s employment or service and provided either (i) upon such normal retirement the Participant will be subject to a non-competition covenant pursuant to an existing agreement with the Company or a subsidiary or (ii) the Participant executes and delivers to the Company, no later than the date of such normal retirement, a non-competition agreement in a form acceptable to the Company, all Options that are not already vested or exercisable shall be automatically vested and exercisable, any remaining Period of Restriction applicable to Restricted Stock Shares or Restricted Stock Units shall automatically terminate, and the achievement or satisfaction of any Performance Goals applicable to unvested Awards during any Performance Period shall be adjusted through the date of termination as determined by the Committee and the Committee shall provide for such vesting, if any, as it deems appropriate. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company because of early retirement (as defined in the rules of the Company in effect at the time), then, provided no Cause exists to terminate such Participant’s employment or service, the Committee, in its sole discretion, may waive the restrictions remaining on any or all unvested Awards and add such new restrictions to such Awards as it deems appropriate.
12.2   Termination Due to Death or Disability.   Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated because of death or Disability, all Options that are not already vested or exercisable shall be automatically vested and exercisable, any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate, and the achievement or satisfaction of any Performance Goals applicable to unvested Awards during any Performance Period shall be adjusted through the date of termination as determined by the Committee and the Committee shall provide for such vesting, if any, as it deems appropriate.
12.3    Termination following Change in Control.   Unless otherwise provided in the Agreement, upon an involuntary separation from employment or service of a Participant (excluding a termination for Cause but including a voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, the provisions of Section 14.1 shall apply.
12.4   Involuntary Termination or Termination for Good Reason.   Unless otherwise provided in the Agreement, upon an involuntary separation from employment or service of a Participant (excluding a termination for Cause but including a voluntary resignation for good reason under an applicable plan or agreement) not occurring in connection with or during the period of two (2) years after a Change in Control, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all of the unvested portion of each Award held by the Participant and provide for such vesting as it deems appropriate.
12.5   Termination for Cause.   Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated for Cause, the unvested portion and the vested portion not yet paid or exercised of each Award held by the Participant shall be automatically forfeited to the Company and no further exercise of an Option shall be allowed.
12.6   Termination for Other Reasons.   Unless otherwise provided in the Agreement, upon a voluntary or involuntary separation from employment or service of a Participant where none of Sections 12.1, 12.2, 12.3, 12.4 or 12.5 applies, the unvested portion of each Award held by the Participant shall be automatically forfeited to the Company.
Article XIII
Change in Capital Structure
13.1   Effect of Change in Capital Structure.   In the event of a stock dividend, stock split, reverse stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, consolidation, reorganization, reclassification, exchange of shares or other similar change in the Company’s capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company) in which the number or class of Shares is changed, the number and kind of Shares or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the Option Price of Options, the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made, and other relevant provisions shall be proportionately, equitably and appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Code Section 409A, the adjustment shall also be effected so as to comply with Code Section 424(a) and not to constitute a modification within the meaning of Code Section 424(h) or Code Section 409A, as applicable.
13.2   Authority.   Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.
13.3   Manner of Adjustment.   Adjustments made by the Committee pursuant to this Article XIII to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.
ARTICLE XIV
Change in Control
14.1   Effect of Change in Control of Company.   In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion and without the consent of any Participant, may take such actions with respect to any outstanding Award, either at the time the Award is made or any time thereafter, as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:
(a)   Provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;
(b)   Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award; or
(c)   Cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.
(d)   Acceleration Principles in the Event of a Change in Control.   The Committee may provide in each applicable Agreement or any subplan governing an Award for full or partial acceleration of the vesting, delivery and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, an Award, and for the replacement of a Stock-settled Award with a cash-settled Award, in connection with a Change in Control. Unless otherwise provided in the applicable Agreement or subplan, if an Award is assumed by the surviving corporation or otherwise equitably converted or substituted in connection with a Change in Control, the vesting, delivery and exercisability of, or the lapse of restrictions on, any Award shall not be accelerated in connection with the Change in Control unless, with respect to a Participant who is an employee, the Participant’s employment with the Company or a subsidiary is terminated without Cause or the Participant resigns for good reason under an applicable plan or agreement in connection with or within two (2) years after the effective date of the Change in Control, or, with respect to a Participant who is a Non-Employee Director, the Participant’s service with the Company or a subsidiary as a Non-Employee Director terminates in connection with or within two (2) years after the effective date of the Change in Control. With regard to each assumed Award, a Participant who is an employee shall not be considered to have resigned for good reason unless either (a) the applicable Agreement includes such provision or (b) the Participant is party to an employment, severance or similar agreement with the Company or any subsidiary that includes provisions in which the Participant is permitted to resign for good reason. Any assumed Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the applicable Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Stock Options.
ARTICLE XV
Amendment, Modification, and Substitution of Awards
15.1.    Amendment, Modification and Substitution.   Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised or settled) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new Awards may be of a different type than the cancelled or surrendered Awards or awards, may specify a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after May 3, 2031, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement. Notwithstanding the foregoing, however, but subject to Article XIII, Article XIV and Article XVIII, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Code Section 409A, or causes an Award that previously qualified for an exemption from Section 409A to become subject to Code Section 409A, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of Rule 16b-3 in a manner that causes any exemption pursuant to Rule 16b-3 to become no longer available.
15.2    Option Repricing.   Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option, or to cancel an outstanding Option, at a time when the Option Price is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Article XIII or Article XIV.
ARTICLE XVI
Termination, Amendment and Modification of the Plan
16.1    Termination, Amendment and Modification.   At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
16.2    Awards Previously Granted.   No termination, amendment or modification of the Plan other than pursuant to Article XIII, Article XIV or Section 17.7 shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XVII
General
17.1   Applicable Withholding Taxes.    Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that, subject to any limitation under Code Section 409A, the Committee may permit a Participant to elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, the Committee may permit Participants to elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock that the Participant has previously acquired and owned having a Fair Market Value equal to the amount required to be withheld. The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.
17.2   Requirements of Law.   The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations as may be required.
17.3   Effect of Plan.   The establishment of the Plan shall not confer upon any Key Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee or Non-Employee Director. Participation in the Plan shall not give any Key Employee or Non-Employee Director any right to be retained in the employment or service of the Company or any of its Subsidiaries. No Key Employee or Non-Employee Director shall have rights as a shareholder of the Company prior to the date Shares are issued to him pursuant to the Plan.
17.4   Creditors.   The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
17.5   Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
17.6    Securities Law Restrictions.    The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof. All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or otherwise denote the Shares as being subject to such restrictions, if issued in book-entry or electronic form. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.
17.7   Governing Law.   The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Code Section 422. The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
17.8   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
17.9   Unfunded Status of Plan.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

17.10   Share Certificates and Book Entry.   To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any stock exchange upon which the Stock is then listed. Notwithstanding any provision of the Plan to the contrary, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form. If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5.
17.11   Beneficiary Designations.   A Participant may designate a Beneficiary to receive any Options that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.
17.12   Electronic Transmissions and Records.   Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, execution and delivery through an accredited secure signature service or other electronic transmission or signature, transmissions through e-mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
17.13   Clawback.   All Awards (whether vested or unvested) shall be subject to the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, as well as any similar provisions of applicable law or regulation or any applicable listing standard of any stock exchange upon which the Stock is then listed, which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards).
17.14   Banking Regulatory Provision.   All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary thereof is subject.
ARTICLE XVIII
Omnibus Code Section 409A Provision
18.1   Intent of Awards.   It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Code Section 409A unless otherwise determined by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise determined by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. To the extent required for an Award to comply with Code Section 409A or for an Option to be an exempt stock right under Section 409A, a defined term in the Plan shall be applied and interpreted (and to the extent required, deemed narrowed) to comply with the requirements under, or exemption from, Code Section 409A and applicable guidance thereunder. Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Participant from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an

Award that is subject to Code Section 409A or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.
18.2   409A Awards.   The Committee may grant an Award under the Plan that is subject to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”). The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.
18.3   Time of Payment.   The time and form of payment of a 409A Award shall be as set forth in the applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, Disability, a Change in Control or an unforeseeable emergency within the meaning of Code Section 409A. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. The six-month delay for payments triggered upon a separation from service to specified employees shall apply to the extent required under Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.
18.4   Acceleration or Deferral.   The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.
18.5   Distribution Requirements.   Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or a Subsidiary) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. Continued services solely as a director of the Company or a Subsidiary shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A.
18.6   Scope and Application of this Provision.   For purposes of this Article XVIII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.2021 Annual Meeting Proxy CardYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted online or by phone by ESOP participants must be received by 3:00 p.m., Eastern Time, on April 29, 2021.OnlineGo to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AUBq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors of Atlantic Union Bankshares Corporation (the “Company”) recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The proposals are as follows:1. To elect five directors to serve until the 2022 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier:For Against Abstain For Against Abstain For Against Abstain01 - Thomas P. Rohman 04 - Keith L. Wampler02 - Thomas G. Snead, Jr. 05 - F. Blair Wimbush03 - Ronald L. Tillett2. To approve the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan;For Against Abstain3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;For Against Abstain4. To approve, on an advisory (non-binding) basis, the Company’s executive compensation; and5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.1 U P X +

The 2021 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation will be held on Tuesday, May 4, 2021, 10:00 a.m. Eastern Time, virtually via the Internet at www.meetingcenter.io/261418493To attend the virtual meeting as a shareholder and vote during the meeting, you must have a control number (i.e., the information that is printed in the shaded bar located on the reverse side of this form or provided to you by Computershare).The password for this meeting is — AUB2021Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this proxy include any shares allocated to your account in the Atlantic Union Bankshares Corporation Employee Stock Ownership Plan and Trust (“ESOP”). By signing and returning this proxy or following the instructions for online or telephone voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this proxy, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares in person at the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of the Company.Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held May 4, 2021.The materials are available at: www.envisionreports.com/AUBSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AUBq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy — Atlantic Union Bankshares Corporation +Annual Meeting of Shareholders to be held May 4, 2021This Proxy is solicited by the Board of Directors of Atlantic Union Bankshares Corporation.John C. Asbury and Rachael R. Lape, or either of them (each a "Proxy"), with the full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 4, 2021 or at any postponements or adjournments thereof.Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2021 Annual Meeting of Shareholders and any postponements or adjournments thereof.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below. Meeting AttendanceMark box to the right if you plan to attend the Annual Meeting.+